EXHIBIT 4.1

SPANSION LLC

as Issuer

SPANSION INC. and

SPANSION TECHNOLOGY INC.

as Guarantors

and

WELLS FARGO BANK, N.A.

as Trustee

Indenture

Dated as of June 12, 2006

2.25% Exchangeable Senior Subordinated Debentures due 2016

CROSS-REFERENCE TABLE

TIA Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.08; 7.10
(b)(i)	7.08; 7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.06
(b)	13.03
(c)	13.03
313(a)	7.06
(b)	7.08
(b)(1)	N.A.
(b)(2)	7.06
(c)	7.06
(d)	7.06
314(a)	4.08
(b)	N.A.
(c)(1)	13.04
(c)(2)	13.04
(c)(3)	N.A.
(d)	N.A.
(e)	13.05
(f)	N.A.
315(a)	7.01(b)
(b)	7.05
(c)	7.01(a)
(d)	7.01(c)
(e)	6.12
316(a) (last sentence)	2.10
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.08
(c)	8.04(b)
317(a)(1)	6.09
(a)(2)	6.10
(b)	2.05; 7.12
318(a)	13.01

This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

i

INDENTURE, dated as of June 12, 2006, is among Spansion LLC, a Delaware limited liability company, as issuer (the “Issuer”), Spansion Inc., a Delaware corporation, as guarantor (“Spansion Inc.”), Spansion Technology Inc., a Delaware corporation, as guarantor (“Spansion Technology” and, together with Spansion Inc., the “Guarantors”) and Wells Fargo Bank, N.A., as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Debentures.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

“Additional Debentures” has the meaning set forth in Section 2.01.

“Additional Shares” has the meaning specified in Section 12.07.

“Affiliate” of any specified Person means:

(a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; or

(b) any other Person who is a director or executive officer of:

(i)	such specified Person;

(ii)	any Subsidiary of such specified Person; or

(iii)	any Person described in clause (a) above.

For the purposes of this definition, “control”, when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent, or agent for service or notices and demands.

“Agent Member” means a member of, or a participant in, the Depository.

“Aggregate Share Cap” has the meaning set forth in Section 12.04(d).

“amend” means amend, modify, supplement, restate or amend and restate, including successively; and “amending” and “amended” have correlative meanings.

“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. Federal or state law or law of any other jurisdiction relating to bankruptcy, insolvency, winding-up, liquidation, reorganization or relief of debtors.

“Blockage Notice” has the meaning set forth in Section 11.03(b)(1).

“Board of Directors” means the board of directors or managing member of the referent person. Unless the context otherwise requires, “Board of Directors” shall refer to the managing member of the Issuer.

“Board Resolution” means a copy of a resolution of the Board of Directors, certified by the Secretary or an Assistant Secretary, or an equivalent officer, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banking institutions in New York City are authorized or required by law to close.

“Cash Amount” has the meaning specified in Section 12.04(a)(iii).

“Cash Settlement Averaging Period” has the meaning specified in Section 12.04(a).

“Cash Settlement Notice Period” has the meaning specified in Section 12.04(a).

“Certificated Debenture” means a Debenture in registered individual form without interest coupons.

“Change of Control” means the occurrence of any of the following transactions or events:

(a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than the Issuer, its subsidiaries or its or their employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of Spansion Inc.’s common equity representing more than 50% of the voting power of Spansion Inc.’s common equity;

(b) consummation of any share exchange, consolidation or merger of Spansion Inc. pursuant to which the Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of Spansion Inc. and its subsidiaries, taken as a whole, to any person other than one of its wholly-owned subsidiaries; provided, however, that any transaction that both does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of capital and either, (A) where the holders of more than 50% of all classes of Spansion Inc.’s common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee immediately after such event, or (B) which is effected solely for the purpose of changing Spansion Inc.’s jurisdiction of organization and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock, if at all, solely into shares of common stock of the surviving entity or a direct or indirect parent of the surviving entity, in either case shall not constitute a Change of Control;

(c) Continuing Directors of Spansion Inc. cease to constitute at least a majority of Spansion Inc.’s Board of Directors; or

(d) Spansion Inc.’s stockholders approve any plan or proposal for the liquidation or dissolution of Spansion Inc.

A Change of Control will not be deemed to have occurred pursuant to (b) above, however, if at least 90% of the consideration, excluding cash payments for fractional shares, in the transaction or transactions constituting the Change of Control consists of shares of common stock or American Depositary Shares that are traded or listed on, or immediately after the transaction or event will be traded or listed on the Nasdaq National Market (to the extent that the Nasdaq National Market is not at such time a United States national or regional securities exchange) or a United States national or regional securities exchange.

“Claim” has the meaning set forth in Section 7.07.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the Class A common stock, par value $0.001 per shares, of Spansion Inc.

“Continuing Director” means, at any date, a member of Spansion Inc.’s Board of Directors (i) who was a member of such board on the date hereof or (ii) who was nominated or elected by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to Spansion Inc.’s Board of Directors was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or such lesser number comprising a majority of a nominating committee comprised of independent directors if authority for such nominations or elections has been delegated to a nominating committee whose authority and composition have been approved by at least a majority of the directors who were Continuing Directors at the time such committee was formed. If the Board of Directors of Spansion Inc. as of the date of this Indenture were to approve a new director or directors then resign, no Change of Control would occur even though the current Board of Directors would thereafter cease to be in office.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 707 Wilshire Blvd., 17th Floor, Los Angeles, California 90017, Attention: Maddy Hall, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal Corporate Trust Office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).

“Credit Agreement” means the Credit Agreement, dated as of September 19, 2005, among the Issuer, Bank of America, N.A., as the Agent, and the financial institutions party thereto, as amended.

“Current Market Price” has the meaning set forth in Section 12.06(a).

“Currency Exchange Protection Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

“Custodian” means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.”

“Debenture Guaranty” means the guaranty of the Debentures by a Guarantor pursuant to this Indenture.

“Debentures” means the 2.25% Exchangeable Senior Subordinated Debentures due 2016 issued by the Issuer, that are issued pursuant to this Indenture from time to time, all of which are treated as a single class of securities.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depository” or “DTC” means, with respect to the Debentures issued in the form of one or more Global Debentures, The Depository Trust Company or another Person designated as Depository by the Issuer, which Person must be a clearing agency registered under the Exchange Act.

“Designated Senior Indebtedness” means any Senior Indebtedness which, at the date of determination, has an aggregate principal amount outstanding of at least $5,000,000 and is specifically designated as “Designated Senior Indebtedness” in the instrument governing such Senior Indebtedness or in an Officers’ Certificate received by the Trustee, and shall also mean the Issuer’s outstanding 11.25% Senior Notes due 2016 and any Indebtedness from time to time outstanding under the Credit Agreement.

“DTC Legend” means the DTC Legend set forth in the form of the Debentures attached as Exhibit A.

“Effective Date” has the meaning set forth in Section 12.07.

“Effective Time” has the meaning set forth in Section 12.01(a)(iii)(B).

“Events of Default” has the meaning set forth in Section 6.01.

“ex-date” has the meaning set forth in Section 12.06(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agent” means the Trustee or any other Person appointed by the Issuer to accept Debentures presented for exchange.

“Exchange Date” has the meaning specified in Section 12.03.

“Exchange Notice” has the meaning specified in Section 12.03.

“Exchange Obligation” has the meaning specified in Section 12.04(a).

“Exchange Price” as of any date will equal $1,000 divided by the Exchange Rate as of such date.

“Exchange Rate” has the meaning specified in Section 12.02.

“Exchange Retraction Period” has the meaning specified in Section 12.04(a).

“Expiration Date” has the meaning set forth in Section 12.06(a)(iv).

“Ex-Dividend Date” means, with respect to any distribution on shares of Common Stock, the first date on which the Common Stock trades, regular way, on the principal securities market on which the Common Stock are then traded without the right to receive such distribution.

“Final Notice Date” has the meaning specified in Section 12.04(a).

“Fundamental Change” means the occurrence of a Change of Control or a Termination of Trading.

“Fundamental Change Company Notice” has the meaning specified in Section 3.02(b).

“Fundamental Change Repurchase Date” has the meaning specified in Section 3.02(a).

“Fundamental Change Repurchase Notice” has the meaning specified in Section 3.02(c)(i).

“Global Debenture” means a Debenture in registered global form without interest coupons.

“Guarantors” means Spansion Inc. and Spansion Technology Inc.

“Holder” means a Person in whose name a Debenture is registered in the Register.

“Hedging Obligation” of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement or any other similar agreement or arrangement.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(a) the principal of and premium (if any) in respect of:

(i) debt of such Person for borrowed money; and

(ii) debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

(b) all capital lease obligations of such Person and all attributable debt in respect of sale and leaseback transactions entered into by such Person;

(c) all obligations of such Person representing the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(e) the amount of all obligations of such Person with respect to the repayment of any disqualified stock or, with respect to any Subsidiary of such Person, any preferred stock (but excluding, in each case, any accrued dividends);

(f) all obligations of the type referred to in clauses (a) through (e) above of other Persons, and all dividends of other Persons the payment of which, in either case, such Person is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee;

(g) all obligations of the type referred to in clauses (a) through (f) above of other Persons secured by any lien on any property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the fair market value of such property or the amount of the obligation so secured; and

(h) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

“Indenture” means this Indenture as amended, restated or supplemented from time to time.

“Initial Additional Debentures” means Additional Debentures issued in an offering not registered under the Securities Act and any Debentures issued in replacement thereof.

“Initial Debentures” means the Debentures issued on the Issue Date and any Debentures issued in replacement thereof.

“Initial Purchasers” means Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC.

“interest” means, when used with reference to the Debentures, any interest payable under the terms of the Debentures and Liquidated Damages, if any, payable under the terms of the Registration Rights Agreement.

“Interest Payment Date” means June 15 and December 15 of each year.

“Interest Rate Agreement” means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect against fluctuations in interest rates.

“Irrevocable Election” has the meaning set forth in Section 12.01.

“Issue Date” means June 12, 2006.

“Issuer” means the party named as such in the preamble of this Indenture until a successor replaces such party pursuant to Section 5.01 and thereafter means the successor.

“Legal Holiday” has the meaning set forth in Section 13.07.

“Liquidated Damages” has the meaning specified for “Liquidated Damages Amount” in Section 2(e) of the Registration Rights Agreement.

“Liquidated Damages Notice” has the meaning specified in Section 4.10.

“Maturity Date” when used with respect to any Debenture, means the date on which the principal amount of such Debenture becomes due and payable as therein or herein provided.

“Measurement Period” has the meaning set forth in Section 12.01(a)(ii).

“Net Amount” means the amount in excess of the principal amount of Debentures being exchanged.

“notice of acceleration” has the meaning set forth in Section 6.02(a).

“Notice of Default” has the meaning set forth in Section 6.01.

“Offering Memorandum” means the offering memorandum dated June 6, 2006 relating to the sale of up to $207,000,000 aggregate principal amount of Debentures.

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer or any Executive Vice President of the Issuer.

“Officers’ Certificate” means a certificate signed by two Officers of the Issuer, at least one of whom shall be the principal executive officer or principal financial officer of the Issuer, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

“pay the Debentures” has the meaning set forth in Section 11.03(a).

“Paying Agent” has the meaning set forth in Section 2.04.

“Payment Blockage Period” has the meaning set forth in Section 11.03(b).

“payment in full” has the meaning set forth in Section 11.02(1).

“Permitted Junior Securities” means, as to the Issuer or a Guarantor, as the case may be, any securities of the Issuer or such Guarantor, as the case may be, that constitute either (x) capital stock of the Issuer or the Guarantor, as the case may be, or (y) Indebtedness of the Issuer or the Guarantor, as the case may be, subordinated in right of payment to all Senior Indebtedness of the Issuer or Guarantor, as relevant, then outstanding to at least the same extent as the Debentures are subordinated as provided in this Indenture.

“Person” means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Purchased Shares” has the meaning set forth in Section 12.06(a)(v).

“qualified institutional buyer” shall have the meaning specified in Rule 144A promulgated under the Securities Act.

“Record Date” for the interest payable on any Interest Payment Date means the June 1 or December 1 (whether or not a Business Day) next preceding such Interest Payment Date.

“Register” has the meaning set forth in Section 2.15.

“Registrar” has the meaning set forth in Section 2.04.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of June 12, 2006, among Spansion Inc., the Issuer and the Initial Purchasers, as amended from time to time in accordance with its terms.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer in the Corporate Trust Office of the Trustee having direct responsibility for the administration of this Indenture or any other officer, to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Legend” means the restricted legend set forth in the form of the Debentures attached as Exhibit A.

“Rights Plan” has the meaning set forth in Section 12.06(a)(iii).

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 144A Certificate” means (i) a certificate substantially in the form attached as Exhibit B or (ii) a written certification addressed to the Issuer and the Trustee to the effect that the Person making such certification (x) is acquiring such Debenture (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.

“Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on that date as reported by the Nasdaq National Market or, if the Common Stock is not quoted or traded on the Nasdaq National Market, on the other principal national or regional securities exchange on which the Common Stock is then traded. If the Common Stock is not so reported by the Nasdaq National Market or listed for trading on a principal national or regional securities exchange, the Sale Price will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Common Stock is not so quoted, the Sale Price will be the average of the mid-point of the last bid and asked prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Issuer for this purpose. The Sale Price will be determined without reference to after-hours or extended market trading.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Indebtedness” of the Issuer or of a Guarantor, as the case may be, means all obligations with respect to Indebtedness of the Issuer or such Guarantor, as relevant, whether outstanding on the Issue Date or thereafter created, absolute, contingent, direct or indirect, except for Indebtedness which, in the instrument creating or evidencing the same, is expressly stated to be not senior in right of payment to the Debentures or, in respect of such Guarantor, its Debenture Guaranty; provided that Senior Indebtedness does not include (i) any obligation to the Issuer or any Subsidiary or (ii) trade payables.

“Significant Subsidiary” means, as of any date of determination, a Subsidiary of Spansion Inc. that would constitute a “significant subsidiary” as such term is defined under Rule 1-02(w) of Regulation S-X of the Securities Act.

“Spansion Inc.” has the meaning set forth in the preamble.

“Spansion Technology” has the meaning set forth in the preamble.

“Stock Price” has the meaning set forth in Section 12.07.

“Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such Person or a subsidiary of such Person or (b) the only general partners of which are such Person or of one or more subsidiaries of such Person (or any combination thereof).

“Surviving Person” means the surviving Person formed by merger or consolidation and for purposes of Article 5, a Person to whom all or substantially all of the property of the Issuer is sold, transferred, assigned, leased, conveyed or otherwise disposed.

“Termination of Trading” means that the Common Stock (or other common stock for which the Debentures are then exchangeable) is (i) neither approved for trading on the Nasdaq National Market (to the extent that the Nasdaq National Market is not at such time a United States national or regional securities exchange) nor listed for trading on a United States national or regional securities market, and no other American Depositary Shares or similar instruments for such Common Stock or Common Stock are listed or approved for listing in the United States or (ii) suspended from trading for 20 Business Days.

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) as in effect on the date of this Indenture (except as provided in Section 8.03); provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “TIA” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trading Day” means a day during which trading in securities generally occurs on the Nasdaq National Market or, if the Common Stock is not quoted or traded on the Nasdaq National Market, on the other principal national or regional securities exchange on which the Common Stock is then traded or, if the Common Stock is not listed on a national or regional securities exchange, on the principal other market on which the Common Stock is then traded; provided that no day on which trading of the Common Stock is suspended on such exchange or other trading market will count as a Trading Day.

“Trading Price” of the Debentures on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of Debentures obtained by the Issuer for $5,000,000 principal amount of Debentures at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Issuer; provided that if three such bids cannot reasonably be obtained by the Issuer, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Issuer, that one bid shall be used. If the Issuer cannot reasonably obtain at least one bid for $5,000,000 principal amount of Debentures from a nationally recognized securities dealer then the Trading Price per $1,000 principal amount of Debentures will be deemed to be less than 98% of the product of the Sale Price of the Common Stock and the Exchange Rate on such date.

“Trigger Event” has the meaning set forth in Section 12.06(a)(iii).

“Triggering Distribution” has the meaning set forth in Section 12.06(a)(iv).

“Trustee” means the party named as such in the preamble of this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

Section 1.02. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Debentures;

“indenture securityholder” means a Holder;

“indenture to be qualified” means this Indenture; and

“obligor on this Indenture securities” means the Issuer, the Guarantors or any other obligor on the Debentures.

All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by Commission rule have the meanings therein assigned to them.

Section 1.03. Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it herein, whether defined expressly or by reference;

(b) “or” is not exclusive;

(c) words in the singular include the plural, and in the plural include the singular;

(d) words used herein implying any gender shall apply to both genders;

(e) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subsection; and

(f) “$,” “U.S. Dollars” and “United States Dollars” each refer to United States dollars, or such other successor money to the United States dollar that at the time of payment is legal tender for payment of public and private debts.

ARTICLE 2

THE SECURITIES

Section 2.01. Amount of Debentures. The Trustee shall initially authenticate the Debentures for original issue on the Issue Date in an aggregate principal amount of $180,000,000 ($207,000,000 if the Initial Purchasers exercise their over-allotment option in full) upon a written order of the Issuer in the form of an Officers’ Certificate. The Trustee shall authenticate additional Debentures (“Additional Debentures”) thereafter in unlimited aggregate principal amount (so long as permitted by the terms of this Indenture) for original issue upon a written order of the Issuer in the form of an Officers’ Certificate in aggregate principal amount as specified in such order (other than as provided in Section 2.08). Each such written order shall specify the amount of Debentures to be authenticated and the date on which the Debentures are to be authenticated. Such Additional Debentures shall have identical terms to the Initial Debentures except for issuance dates and prices and with respect to interest accruing prior to their date of issuance, and will constitute the same series as the Initial Debentures.

Section 2.02. Form, Dating and Denominations; Legends. (a) The Debentures and the Trustee’s certificate of authentication will be substantially in the form included in the form of the Debentures attached as Exhibit A. The terms and provisions contained in the form of the Debentures attached as Exhibit A constitute, and are hereby expressly made, a part of this Indenture. The Debentures may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Issuer is subject, or usage. Each Debenture will be dated the date of its authentication. The Debentures will be issuable in denominations of $1,000 in principal amount and any multiple of $1,000 in excess thereof.

(b) Except as otherwise provided in paragraph (c), Section 2.16(b)(ii), Section 2.16(c) or Section 2.16(b)(iv), each Initial Debenture or Initial Additional Debenture will bear the Restricted Legend; and each Global Debenture, whether or not an Initial Debenture or Additional Debenture, will bear the DTC Legend.

(c) If the Issuer determines (upon the advice of counsel and such other certifications and evidence as the Issuer may reasonably require) that a Debenture is eligible for resale pursuant to Rule 144(k) under the Securities Act (or a successor provision) and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Debenture (or a beneficial interest therein) are effected in compliance with the Securities Act, the Issuer may instruct the Trustee to cancel the Debenture and issue to the Holder thereof (or to its transferee) a new Debenture of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.

(d) By its acceptance of any Debenture bearing the Restricted Legend (or any beneficial interest in such a Debenture), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Debenture (and any such beneficial interest) set forth in this Indenture and in the Restricted Legend and agrees that it will transfer such Debenture (and any such beneficial interest) only in accordance with this Indenture and such legend.

Section 2.03. Execution and Authentication. The Debentures shall be executed on behalf of the Issuer by an Officer of the Issuer. The signature of any of these Officers on the Debentures may be manual or facsimile.

If an Officer whose signature is on a Debenture was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Debenture, the Debenture shall be valid nevertheless.

No Debenture shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Debenture a certificate of authentication substantially in the form included in the form of the Debentures attached as Exhibit A executed by the Trustee by manual signature, and such certificate of authentication upon any Debenture shall be conclusive evidence, and the only evidence, that such Debenture has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Debenture shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Debenture to the Trustee for cancellation as provided in Section 2.12, for all purposes of this Indenture such Debenture shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 2.04. Registrar and Paying Agent. The Issuer shall maintain an office or agency where Debentures may be presented for registration of transfer or for exchange (the “Registrar”), and an office or agency where Debentures may be presented for payment (the “Paying Agent”) and an office or agency where notices and demands to or upon the Issuer, if any, in respect of the Debentures and this Indenture may be served. The Registrar shall keep a register of the Debentures and of their transfer and exchange. The Issuer may have one or more additional Paying Agents. The term “Paying Agent” includes any additional Paying Agent.

The Issuer shall enter into an appropriate agency agreement, which shall incorporate the provisions of the TIA, with any Agent that is not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07.

The Issuer initially appoints the Trustee as Registrar, Paying Agent and Agent for service of notices and demands in connection with the Debentures and this Indenture and the Issuer may change the Paying Agent without prior notice to the Holders. The Issuer may act as Paying Agent.

Section 2.05. Paying Agent to Hold Money in Trust. Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of or premium or interest on the Debentures (whether such money has been paid to it by the Issuer or any other obligor on the Debentures), and the Issuer and the Paying Agent shall notify the Trustee of any default by the Issuer (or any other obligor on the Debentures) in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder; provided that if the Issuer or an Affiliate thereof acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuer at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.01(i) or (ii), upon written request to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 2.06. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders; provided that as long as the Trustee is the Registrar no such list need be furnished.

Section 2.07. Transfer and Exchange. Subject to Sections 2.15 and 2.16, when Debentures are presented to the Registrar with a request from the Holder of such Debentures to register a transfer or to exchange them for an equal principal amount of Debentures of other authorized denominations, the Registrar shall register the transfer or exchange as requested. Every Debenture presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or the Holder’s attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Issuer shall issue and execute and the Trustee shall authenticate new Debentures evidencing such transfer or exchange at the Registrar’s request. No service charge shall be made to the Holder for any registration of transfer or exchange.

The Issuer or the Trustee may require from the Holder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.11, Section 2.15(b)(iv), Article 3, Section 8.05 or Article 12 (in which events the Issuer shall be responsible for the payment of such taxes).

Any Holder of the Global Debenture shall, by acceptance of such Global Debenture, agree that transfers of the beneficial interests in such Global Debenture may be effected only through a book-entry system maintained by the Holder of such Global Debenture (or its agent), and that ownership of a beneficial interest in the Global Debenture shall be required to be reflected in a book entry.

Neither the Trustee nor the Registrar shall have any duty to monitor the Issuer’s compliance with or have any responsibility with respect to the Issuer’s compliance with any federal or state securities laws.

Section 2.08. Replacement Debentures. If a mutilated Debenture is surrendered to the Registrar or the Trustee, or if the Holder of a Debenture claims that the Debenture has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Debenture if the Holder of such Debenture furnishes to the Issuer and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Debenture and if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met. If required by the Trustee or the Issuer, an indemnity bond shall be posted, sufficient in the judgment of the Issuer, the Trustee or any Paying Agent to protect the Issuer, the Trustee or any Paying Agent from any loss that any of them may suffer if such Debenture is replaced. The Issuer may charge such Holder for the Issuer’s reasonable out-of-pocket expenses in replacing such Debenture, and the Trustee may charge the Issuer for the Trustee’s expenses (including, without limitation, attorneys’ fees and disbursements) in replacing such Debenture. Every replacement Debenture shall constitute a contractual obligation of the Issuer.

Section 2.09. Outstanding Debentures. The Debentures outstanding at any time are all Debentures that have been authenticated by the Trustee except for (a) those canceled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Section 9.01 and Section 9.02, on or after the date on which the conditions set forth in Section 9.01 or Section 9.02 have been satisfied, those Debentures theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.09 as not outstanding. Subject to Section 2.10, a Debenture does not cease to be outstanding because the Issuer or one of its Affiliates holds the Debenture.

If a Debenture is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Debenture is held by a protected purchaser in whose hands such Debenture is a legal, valid and binding obligation of the Issuer.

If the Paying Agent holds, in its capacity as such, on any Maturity Date, money sufficient to pay all accrued and unpaid interest and principal with respect to the Debentures payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Debentures cease to be outstanding and interest on them ceases to accrue.

Section 2.10. Treasury Debentures. In determining whether the Holders of the required principal amount of Debentures have concurred in any declaration of acceleration or Notice of Default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Debentures owned by the Issuer or any other Affiliate of the Issuer shall be disregarded (unless at such time the Debentures are solely owned by the Issuer or its Affiliates) as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Debentures as to which a Responsible Officer of the Trustee has actually received an Officers’ Certificate stating that such Debentures are so owned shall be so disregarded. Debentures so owned which have been pledged in good faith shall not be disregarded if the pledgee established to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Debentures and that the pledgee is not the Issuer, any other obligor on the Debentures or any of their respective Affiliates.

Section 2.11. Temporary Debentures. Until definitive Debentures are prepared and ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Debentures. Temporary Debentures shall be substantially in the form of definitive Debentures but may have variations that the Issuer considers appropriate for temporary Debentures. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Debentures in exchange for temporary Debentures. Until such exchange, temporary Debentures shall be entitled to the same rights, benefits and privileges as definitive Debentures.

Section 2.12. Cancellation. The Issuer at any time may deliver Debentures to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Debentures surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Debentures surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall, upon the Issuer’s written request, deliver such canceled

Debentures to the Issuer. The Issuer may not reissue or resell, or issue new Debentures to replace, Debentures that the Issuer has redeemed or paid, or that have been delivered to the Trustee for cancellation.

Section 2.13. Cusip Number. The Issuer in issuing the Debentures may use a “CUSIP” number, and if so, such CUSIP number shall be included in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Debentures, and that reliance may be placed only on the other identification numbers printed on the Debentures. The Issuer shall promptly notify the Trustee in writing of any such CUSIP number used by the Issuer in connection with the issuance of the Debentures and of any change in the CUSIP number.

Section 2.14. Deposit of Monies. Prior to 10:00 a.m., New York City time, on each Interest Payment Date, Fundamental Change Repurchase Date and Maturity Date, the Issuer shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Fundamental Change Repurchase Date or Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date, Fundamental Change Repurchase Date or Maturity Date, as the case may be. The principal and interest on Global Debentures shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Debentures represented thereby. The principal and interest on Certificated Debentures shall be payable, either in person or by mail, at the office of the Paying Agent.

Section 2.15. Registration, Transfer and Exchange. (a) The Debentures will be issued in registered form only, without coupons, and the Issuer shall cause the Trustee to maintain a register (the “Register”) of the Debentures, for registering the record ownership of the Debentures by the Holders and transfers and exchanges of the Debentures.

(b) (i) Each Global Debenture will be registered in the name of the Depository or its nominee and, so long as DTC is serving as the Depository thereof, will bear the DTC Legend.

(ii) Each Global Debenture will be delivered to the Trustee as custodian for the Depository. Transfers of a Global Debenture (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depository, its successors or their respective nominees, except (1) as set forth in Section 2.15(b)(iv) and (2) transfers of portions thereof in the form of Certificated Debentures may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depository in accordance with customary procedures of the Depository and in compliance with this Section 2.15 and Section 2.16.

(iii) Agent Members will have no rights under this Indenture with respect to any Global Debenture held on their behalf by the Depository, and the Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner and Holder of such Global Debenture for all purposes whatsoever. Notwithstanding the foregoing, the Depository or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Debenture through an Agent Member) to take any action which a Holder is entitled to take under this Indenture or the Debentures, and nothing herein will impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

(iv) If (x) the Depository notifies the Issuer that it is unwilling or unable to continue as Depository for a Global Debenture and a successor depository is not appointed by the Issuer within 90 days of the notice or (y) an Event of Default has occurred and is continuing and the Trustee has received a request from the Depository, the Trustee will promptly exchange each beneficial interest in the Global Debenture for one or more Certificated Debentures in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depository, and thereupon the Global Debenture will be deemed canceled. If such Debenture does not bear the Restricted Legend, then the Certificated Debentures issued in exchange therefor will not bear the Restricted Legend. If such Debenture bears the Restricted Legend, then the Certificated Debentures issued in exchange therefor will bear the Restricted Legend.

(c) Each Certificated Debenture will be registered in the name of the holder thereof or its nominee.

(d) A Holder may transfer a Debenture (or a beneficial interest therein) to another Person or exchange a Debenture (or a beneficial interest therein) for another Debenture or Debentures of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.16. The Trustee will promptly register any transfer or exchange that meets the requirements of this Section by noting the same in the register maintained by the Trustee for the purpose; provided that:

(x) no transfer or exchange will be effective until it is registered in the Register; and

(y) the Trustee will not be required to issue, register the transfer of or exchange any Debenture for a period of 15 days before a Fundamental Change Repurchase Date.

Prior to the registration of any transfer or exchange, the Issuer, the Trustee and their agents will treat the Person in whose name the Debenture is registered as the owner and Holder thereof for all purposes (whether or not the Debenture is overdue), and will not be affected by notice to the contrary.

From time to time the Issuer will execute and the Trustee will authenticate additional Debentures as necessary in order to permit the registration of a transfer or exchange in accordance with this Section 2.15.

(e) (i) Global Debenture to Global Debenture. If a beneficial interest in a Global Debenture is transferred or exchanged for a beneficial interest in another Global Debenture, the Trustee will (x) record a decrease in the principal amount of the Global Debenture being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Debenture. Any beneficial interest in one Global Debenture that is transferred to a Person who takes delivery in the form of an interest in another Global Debenture, or exchanged for an interest in another Global Debenture, will, upon transfer or exchange, cease to be an interest in such Global Debenture and become an interest in the other Global Debenture and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Debenture for as long as it remains such an interest.

(ii) Global Debenture to Certificated Debenture. If a beneficial interest in a Global Debenture is transferred or exchanged for a Certificated Debenture, the Trustee will (x) record a decrease in the principal amount of such Global Debenture equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Debentures in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.

(iii) Certificated Debenture to Global Debenture. If a Certificated Debenture is transferred or exchanged for a beneficial interest in a Global Debenture, the Trustee will (x) cancel such Certificated Debenture, (y) record an increase in the principal amount of such Global Debenture equal to the principal amount of such transfer or exchange and

(z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Debenture, deliver to the Holder thereof one or more new Certificated Debentures in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Debenture, registered in the name of the Holder thereof.

(iv) Certificated Debenture to Certificated Debenture. If a Certificated Debenture is transferred or exchanged for another Certificated Debenture, the Trustee will (x) cancel the Certificated Debenture being transferred or exchanged, (y) deliver one or more new Certificated Debentures in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Debenture (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Debenture, deliver to the Holder thereof one or more Certificated Debentures in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Debenture, registered in the name of the Holder thereof.

Section 2.16. Restrictions on Transfer and Exchange. (a) The transfer or exchange of any Debenture (or a beneficial interest therein) may only be made in accordance with this Section 2.16 and Section 2.15 and, in the case of a Global Debenture (or a beneficial interest therein), the applicable rules and procedures of the Depository. The Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

(b) Subject to paragraph (c), the transfer or exchange of any Debenture (or a beneficial interest therein) of the type set forth in column A below for a Debenture (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below.

A	B	C
Global Debenture	Global Debenture	(i)
Global Debenture	Certificated Debenture	(ii)
Certificated Debenture	Global Debenture	(iii)
Certificated Debenture	Certificated Debenture	(ii)

(i) No certification is required.

(ii) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate and/or an Opinion of Counsel and such other certifications and evidence as the Issuer may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the Holder of a Certificated Debenture that does not bear the Restricted Legend, then no certification is required. In the event that a Certificated Debenture that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Trustee will deliver a Certificated Debenture that does not bear the Restricted Legend.

(iii) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate.

(c) No certification is required in connection with any transfer or exchange of any Debenture (or a beneficial interest therein) after such Debenture is eligible for resale pursuant to Rule 144(k) under the Securities Act (or a successor provision); provided that the Issuer has provided the Trustee with an Officer’s Certificate to that effect, and the Issuer may require from any Person requesting a transfer or exchange in reliance upon this clause an opinion of counsel and any other reasonable certifications and evidence in order to support such certificate. Any Certificated Debenture delivered in reliance upon this paragraph will not bear the Restricted Legend.

(d) The Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Debenture (or a beneficial interest therein), and the Issuer will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee.

Section 2.17. Computation of Interest. Interest on the Debentures shall be computed on the basis of a 360-day year of twelve 30-day months.

ARTICLE 3

REDEMPTION AND REPURCHASE

Section 3.01. No Redemption. The Issuer may not redeem the Debentures at any time prior to the Maturity Date.

Section 3.02. Repurchase at Option of Holder Upon a Fundamental Change. (a) If there shall occur a Fundamental Change at any time prior to the Maturity Date, then each Holder of Debentures shall have the right, at such

Holder’s option, to require the Issuer to repurchase all of such Holder’s Debentures, or any portion thereof that is a multiple of $1,000 principal amount, on a Business Day specified by the Issuer that is not less than 20 nor more than 35 Business Days (the “Fundamental Change Repurchase Date”) after the date of the Fundamental Change Company Notice (as defined below) at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon to but excluding the Fundamental Change Repurchase Date; provided that if such Fundamental Change Repurchase Date falls after a Record Date and on or prior to the corresponding Interest Payment Date, then the interest payable on such Interest Payment Date shall be paid to the Holders of record of the Debentures on the applicable Record Date instead of the Holders surrendering the Debentures for repurchase on such Fundamental Change Repurchase Date; provided further that no Debenture may be repurchased upon a Fundamental Change if there has occurred and is continuing an Event of Default, other than an Event of Default that is cured by the payment of the repurchase price in connection with such Fundamental Change.

(b) On or before the thirtieth day after the occurrence of a Fundamental Change, the Issuer or at its written request (which must be received by the Trustee at least five Business Days prior to the date the Trustee is requested to give notice as described below, unless the Trustee shall agree in writing to a shorter period), the Trustee in the name of and at the expense of the Issuer, shall mail or cause to be mailed to all Holders of record on the date of the Fundamental Change, a notice of the occurrence of such Fundamental Change (the “Fundamental Change Company Notice”); provided that if the Issuer shall give such notice, it shall also give written notice of the Fundamental Change to the Trustee. Such notice shall be mailed by first class mail. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given as of the date so mailed, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Debenture shall not affect the validity of the procedures for the repurchase of the Debentures. Concurrently with the mailing of any Fundamental Change Company Notice, the Issuer shall issue a press release announcing such Fundamental Change, the form and content of which press release shall be determined by the Issuer in its sole discretion. The failure to issue any such press release or any defect therein shall not affect the validity of the Fundamental Change Company Notice or any procedures for the repurchase of any Debenture which any Holder may elect to have the Issuer repurchase as provided in this Section 3.02.

Each Fundamental Change Company Notice shall specify:

(i) the circumstances constituting the Fundamental Change;

(ii) the Fundamental Change Repurchase Date;

(iii) the price at which the Issuer shall be obligated to repurchase the Debentures;

(iv) the amount of accrued and unpaid interest on each Debenture to the Fundamental Change Repurchase Date;

(v) the CUSIP number or numbers of the Debentures (if then generally in use);

(vi) that the Holder must exercise the repurchase right on or prior to the close of business (New York City time) on the Fundamental Change Repurchase Date;

(vii) a description of the procedures which a Holder must follow to exercise such repurchase rights;

(viii) the place or places where the Holder is to surrender such Holder’s Debentures;

(ix) that the Holder shall have the right to withdraw any Debentures surrendered prior to the close of business on the Fundamental Change Repurchase Date; and

(x) a description of the procedure which a Holder must follow to withdraw any surrendered Debentures.

(c) Repurchase pursuant to this Section 3.02 shall be made at the option of the Holder upon:

(i) delivery to the Trustee (or other Paying Agent appointed by the Issuer) by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth on the reverse of the form of the Debentures attached as Exhibit A during the period beginning at any time from the opening of business (New York City time) on the date the Fundamental Change Company Notice is mailed until the close of business (New York City time) on the Fundamental Change Repurchase Date; and

(ii) delivery or book-entry transfer of the Debenture or Debentures to the Trustee (or other Paying Agent appointed by the Issuer) at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements) at the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Issuer) as provided in Section 4.02 hereof, such delivery being a condition to receipt by the Holder of the repurchase price therefor; provided that such repurchase price shall be so paid pursuant to this Section 3.02 only if the Debenture so delivered to the Trustee (or other Paying Agent appointed by the Issuer) shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.

Notwithstanding anything herein to the contrary, any Holder delivering to the Trustee (or other Paying Agent appointed by the Issuer) the Fundamental Change Repurchase Notice contemplated by this Section 3.02 shall have the right to withdraw such Fundamental Change Repurchase Notice at any time prior to the close of business on the Fundamental Change Repurchase Date in accordance with Section 3.03 hereof. Debentures in respect of which a Fundamental Change Repurchase Notice has been given by the Holder thereof may not be exchanged pursuant to Article 12 hereof on or after the date of the delivery of such Fundamental Change Repurchase Notice unless such Fundamental Change Repurchase Notice has first been validly withdrawn. The Trustee (or other Paying Agent appointed by the Issuer) shall promptly notify the Issuer of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(d) On or prior to the Fundamental Change Repurchase Date, the Issuer will deposit with the Trustee (or other Paying Agent appointed by the Issuer) (or, if the Issuer is acting as its own Paying Agent, set aside, segregate and hold in trust pursuant to Section 2.05) an amount of money sufficient to repurchase on the Fundamental Change Repurchase Date the Debentures to be repurchased on such date at the appropriate repurchase price; provided that if such payment is made on the Fundamental Change Repurchase Date it must be received by the Trustee (or other Paying Agent appointed by the Issuer) by 10:00 a.m. (New York City time), on such date. Payment for Debentures surrendered for repurchase (and not withdrawn) prior to the close of business on the Fundamental Change Repurchase Date will be made promptly (but in no event more than five Business Days) following the Fundamental Change Repurchase Date by mailing checks for the amount payable to the Holders of such Debentures entitled thereto provided in Section 3.02(a) hereof.

If the Trustee (or other Paying Agent appointed by the Issuer), or the Issuer or a Subsidiary or Affiliate of either of them, if such entity is acting as the paying agent, holds cash sufficient to pay the aggregate repurchase price of all the Debentures, or portions thereof, that are to be repurchased as of the Fundamental Change Repurchase Date, then on or after the Fundamental Change Repurchase Date (i) the Debentures will cease to be outstanding, (ii) interest on the Debentures will cease to accrue and (iii) all other rights of the Holders of such Debentures will terminate, whether or not book-entry transfer of the Debentures has been made or the Debentures have been delivered to the Trustee (or other Paying Agent appointed by the Issuer), other than the right to receive the repurchase price upon delivery of the Debentures.

(e) In the case of a reclassification, change, consolidation, merger, combination, sale or conveyance to which Section 12.09 hereof applies, in which the Common Stock is changed or exchanged as a result into the right to receive stock, securities or other property or assets (including cash), which includes shares of Common Stock or shares of common stock of another Person that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and such shares constitute at the time such change or exchange becomes effective in excess of 50% of the aggregate fair market value of such stock, securities or other property or assets (including cash) (as determined by Spansion Inc., which determination shall be conclusive and binding), then the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture (accompanied by an Opinion of Counsel that such supplemental indenture complies with the TIA as in force at the date of execution of such supplemental indenture) modifying the provisions of this Indenture relating to the right of Holders of the Debentures to cause the Issuer to redeem the Debentures following a Fundamental Change, including without limitation the applicable provisions of this Section 3.02 and the definitions of Common Stock and Fundamental Change, as appropriate, as determined in good faith by Spansion Inc. (which determination shall be conclusive and binding), to make such provisions apply to such other Person if different from Spansion Inc. and the common stock issued by such Person (in lieu of Spansion Inc. and the Common Stock).

(f) The Issuer will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act to the extent then applicable in connection with the repurchase rights of the Holders of Debentures.

Section 3.03. Withdrawal of a Fundamental Change Repurchase Notice. A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Issuer) at any time prior to the close of business (New York City time) on the Fundamental Change Repurchase Date, specifying:

(i) the certificate number, if any, of the Debentures in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information if the Debentures in respect of which such notice of withdrawal is being submitted are represented by a Global Debenture;

(ii) the principal amount of the Debentures with respect to which such notice of withdrawal is being submitted; and

(iii) the principal amount, if any, of such Debentures which remains subject to the original Fundamental Change Repurchase Notice and which has been or will be delivered for repurchase by the Issuer.

ARTICLE 4

COVENANTS

Section 4.01. Payment of Debentures. The Issuer shall pay the principal of (including the repurchase price upon a Fundamental Change Repurchase Date) and interest on the Debentures in accordance with the terms of the Debentures and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay such installment.

Section 4.02. Maintenance of Office or Agency. (a) The Issuer shall maintain an office or agency in the Borough of Manhattan, the City of New York (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Debentures may be presented or surrendered for payment, where Debentures may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Debentures and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

(b) The Issuer may also from time to time designate one or more other offices or agencies where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office in the Borough of Manhattan, the City of New York. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c) The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.04.

Section 4.03. Legal Existence. Subject to Articles 4 and 5, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence and the material rights (charter and statutory) and franchises of the Issuer; provided that the Issuer shall not be required to preserve any such right or franchise if the Issuer, in good faith, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer.

Section 4.04. Maintenance of Properties; Insurance; Compliance with Law. The Issuer shall at all times cause all material properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Issuer may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.04 shall prevent the Issuer from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the reasonable judgment of the Issuer, desirable in the conduct of the business of the Issuer and its Subsidiaries taken as a whole and not adverse in any material respect to the Holders.

Section 4.05. Waiver of Stay, Extension or Usury Laws. The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Issuer hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.06. Compliance Certificate. (a) The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Issuer, commencing with the Issuer’s fiscal year ending in December 2006 an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof the Issuer is in default in the performance and observance of any of the terms, provisions and conditions of Section 5.01 or Article 4, inclusive, and if the Issuer shall be in Default, specifying all such Defaults, the nature and status thereof of which they may have knowledge and what action the Issuer is taking or proposes to take with respect thereto. Such determination shall be made without regard to notice requirements or periods of grace.

(b) The Issuer shall deliver to the Trustee, as soon as possible and in any event no later than ten Business Days after the Issuer becomes aware of the occurrence of a Default or an Event of Default or an event which, with notice or the lapse of time or both, would constitute a Default or Event of Default, an Officers’ Certificate setting forth the details of such Default or Event of Default, and the action which the Issuer is taking or proposes to take with respect to such Default or Event of Default.

Section 4.07. Payment of Taxes and Other Claims. The Issuer shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon the Issuer or any of its Subsidiaries or upon the income, profits, capital or property of the Issuer or any of its Subsidiaries and (ii) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Issuer or any of its Subsidiaries; provided, however, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Section 4.08. Reports. (a) Notwithstanding that Spansion Inc. may in the future not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, Spansion Inc. shall at all times file with the Commission and provide the Trustee and Holders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and reports to be so filed with the Commission and provided at the times specified for the filing of such information, documents and reports under such Sections, subject to modification by applicable regulation and the rules promulgated by the Commission; provided, however, that Spansion Inc. shall not be so obligated to file such information, documents and reports with the Commission if the Commission does not permit such filings but shall still provide such information, documents and reports to the Trustee and Holders.

(b) For a period of two years after the Issue Date (or, if later, the closing of the Initial Purchasers over-allotment option), during any period in which Spansion Inc. is not subject to the reporting requirements of the Exchange Act, Spansion Inc. and the Issuer will furnish to Holders of Debentures (or beneficial owners of interests therein) and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act in connection with the sale of the Debentures or beneficial interests in the Debentures.

(c) Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including Spansion Inc.’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.09. Payment for Consents. The Issuer shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Debentures for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Debentures unless such consideration is offered to be paid or is paid to all Holders of the Debentures that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.10. Liquidated Damages Notice. In the event that the Issuer is required to pay Liquidated Damages to holders of Debentures pursuant to the Registration Rights Agreement, the Issuer will provide written notice (“Liquidated Damages Notice”) to the Trustee of its obligation to pay Liquidated Damages no later than fifteen days prior to the proposed payment date for the Liquidated Damages, and the Liquidated Damages Notice shall set forth the amount of Liquidated Damages to be paid by the Issuer on such payment date. The Trustee shall not at any time be under any duty or responsibility to any Holder of Debentures to determine the Liquidated Damages, or with respect to the nature, extent or calculation of the amount of Liquidated Damages when made, or with respect to the method employed in such calculation of the Liquidated Damages.

ARTICLE 5

MERGER, CONSOLIDATION AND SALE OF PROPERTY

Section 5.01. Merger, Consolidation and Sale of Property of the Issuer. (a) The Issuer shall not merge or consolidate with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its property in any one transaction or series of transactions unless:

(i) the Issuer shall be the surviving Person (the “Surviving Person”) in such merger or consolidation, or the Surviving Person (if other than the Issuer) formed by such merger or consolidation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation, limited liability company, partnership or trust organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

(ii) the Surviving Person (if other than the Issuer) expressly assumes, by supplemental indenture in form reasonably satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Debentures, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by the Issuer;

(iii) immediately before and after giving effect to such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing; and

(iv) the Issuer shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction or series of transactions and the supplemental indenture, if any, in respect thereto comply with this Section 5.01 and that all conditions precedent herein provided for relating to such transaction or series of transactions have been satisfied;

provided that clause (iv) shall not apply to a merger of the Issuer and Spansion Technology, Inc.

(b) The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Issuer under this Indenture.

Section 5.02. Merger, Consolidation and Sale of Property of the Guarantors. (a) Neither Guarantor shall merge or consolidate with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its property in any one transaction or series of transactions unless:

(i) the Guarantor shall be the Surviving Person in such merger or consolidation, or the Surviving Person (if other than the Guarantor) formed by such merger or consolidation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation, limited liability company, partnership or trust organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

(ii) the Surviving Person (if other than the Guarantor) expressly assumes, by supplemental indenture in form reasonably satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the Debentures Guarantee and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by the Guarantor;

(iii) immediately before and after giving effect to such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing; and

(iv) the Guarantor shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction or series of transactions and the supplemental indenture, if any, in respect thereto comply with this Section 5.02 and that all conditions precedent herein provided for relating to such transaction or series of transactions have been satisfied.

(b) The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Guarantor under this Indenture.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01. Events of Default. The following events shall be “Events of Default”:

(i) the Issuer defaults in any payment of interest on any Debenture when the same becomes due and payable and such default continues for a period of 30 days (whether or not prohibited by Article 11);

(ii) the Issuer defaults in the payment of the principal or premium amount of any Debenture when the same becomes due and payable at its Maturity Date, upon acceleration, repurchase or otherwise (whether or not prohibited by Article 11);

(iii) a breach of any covenant or agreement in the Debentures or in this Indenture (other than a failure that is the subject of the foregoing Section 6.01(i) or (ii)) and such failure continues for 45 days after written notice demanding that such default be remedied is given to the Issuer as specified in this Section 6.01;

(iv) the Issuer or Spansion Inc. defaults in its obligation to exchange any Debenture pursuant to Article 12 (whether or not prohibited by Article 11);

(v) the Issuer defaults in its obligation to provide a Fundamental Change Company Notice following the occurrence of a Fundamental Change as provided in Section 3.02.

(vi) a default by the Issuer or any Guarantor under any Indebtedness that results in acceleration of the final stated maturity of such Indebtedness, or the failure to pay any such Indebtedness at final stated maturity (giving effect to any applicable grace periods and any extensions thereof), in an aggregate principal amount in excess of $50 million (or its foreign equivalent at the time);

(vii) any judgment or judgments for the payment of money in an aggregate amount in excess of $50 million (or its foreign equivalent at the time) shall be rendered against the Issuer or a Guarantor and shall not be waived, satisfied or discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect;

(viii) the Issuer, a Guarantor or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary insolvency proceeding or gives notice of intention to make a proposal under any Bankruptcy Law;

(B) consents to the entry of an order for relief against it in an involuntary insolvency proceeding or consents to its dissolution or winding-up;

(C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

(D) makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency; provided, however, that the liquidation of any Guarantor, the Issuer or any Significant Subsidiary into the Issuer, any Guarantor or any Significant Subsidiary, other than as part of a credit reorganization, shall not constitute an Event of Default under this Section 6.01(viii);

(ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against any of the Issuer, a Guarantor or any Significant Subsidiary in an involuntary insolvency proceeding;

(B) appoints a Custodian of any of the Issuer, a Guarantor or any Significant Subsidiary or for any substantial part of its property;

(C) orders the winding up, liquidation or dissolution of any of the Issuer, a Guarantor or any Significant Subsidiary;

(D) orders the presentation of any plan or arrangement, compromise reorganization of any of the Issuer, a Guarantor or any Significant Subsidiary; or

(E) grants any similar relief under any Bankruptcy Law or foreign laws;

and in each such case the order or decree remains unstayed and in effect for 90 days; and

(x) any Debenture Guaranty ceases to be in full force and effect, other than in accordance with the terms of this Indenture, or a Guarantor denies or disaffirms its obligations under its Debenture Guaranty, other than in accordance with the terms of this Indenture.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

A Default under Section 6.01(iii) is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount at maturity of the Debentures then outstanding notify the Issuer (and in the case of such notice by Holders, the Trustee) of the Default and such Default is not cured within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

The Issuer shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any Event of Default and any event that with the giving of notice or the lapse of time would become an Event of Default, its status and what action the Issuer is taking or proposes to take with respect thereto. The Issuer shall immediately notify the Trustee if a meeting of the Board of Directors is convened to consider any action mandated by a petition for debt settlement proceedings or bankruptcy proceedings. The Issuer shall also promptly advise the Trustee of the approval of the filing of a debt settlement or bankruptcy petition prior to the filing of such petition.

Section 6.02. Acceleration of Maturity; Rescission. (a) If an Event of Default with respect to the Debentures (other than an Event of Default specified in Section 6.01(viii) or Section 6.01(ix)) shall have occurred and be continuing, the Trustee or the registered Holders of not less than 25% in aggregate principal amount of the Debentures then outstanding may declare the principal of and accrued interest on all the Debentures to be due and payable by notice in writing to the Issuer and the Trustee specifying the applicable Event of Default and that it is a “notice of acceleration.” Upon a notice of acceleration, such principal and interest will become due and payable upon the earlier to occur of (x) the fifth day after notice thereof has been given to holders of Designated Senior Indebtedness and (y) the date on which all of the Designated Senior Indebtedness has been accelerated. The Issuer or the Trustee will promptly notify the holders of Designated Senior Indebtedness of any declaration of acceleration of the Debentures.

(b) In case an Event of Default resulting from Section 6.01(viii) or Section 6.01(ix) shall occur, such amount with respect to all the Debentures shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Debentures. After any such acceleration, but before a judgment or decree based on acceleration is obtained by the Trustee, the registered Holders of a majority in aggregate principal amount of the Debentures then outstanding may, under certain circumstances, rescind and annul such acceleration if (i) the rescission would not conflict with any judgment or decree, (ii) all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and all other amounts due to the Trustee under Section 7.07 and (v) in the event of the cure or waiver of an Event of Default of the type described in either Section 6.01(viii) or Section 6.01(ix), the Trustee shall have received an Officers’ Certificate to the effect that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

(c) In the event of a declaration of acceleration of the Debentures because an Event of Default described in Section 6.01(vi) has occurred and is continuing, the declaration of acceleration of the Debentures shall be automatically annulled if the payment Default or other Default triggering such Event of Default pursuant to Section 6.01(vi) shall be remedied or cured or waived by the Holders of the relevant Indebtedness within the grace period applicable to such Default provided for in the documentation governing such Indebtedness and if (i) the annulment of the acceleration of the Debentures would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) all existing Events of Default, except nonpayment of principal, premium or interest on the Debentures that became due solely because of the acceleration of the Debentures, have been cured or waived and (iii) all the other amounts due to the Trustee have been paid.

(d) Subject to the provisions of Section 7.01, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders of the Debentures, unless such Holders shall have offered to the Trustee reasonable indemnity. Subject to Section 7.07, the Holders of a majority in aggregate principal amount of the Debentures then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debentures.

Section 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Debentures or to enforce the performance of any provision of the Debentures or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

The Trustee may maintain a proceeding even if it does not possess any of the Debentures or does not produce any of them in the proceeding. Any such proceeding instituted by the Trustee may be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provisions for the payment of the reasonable compensation, expenses, disbursements of the Trustee and its counsel, be for the ratable benefit of the Holders of the Debentures in respect of which such judgment has been recovered. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative, to the extent permitted by law. Any costs associated with actions taken by the Trustee under this Section 6.03 shall be reimbursed to the Trustee by the Issuer.

Section 6.04. Waiver of Past Defaults and Events of Default. Provided the Debentures are not then due and payable by reason of a declaration of acceleration, the Holders of a majority in principal amount of Debentures at the time outstanding may on behalf of the Holders of all the Debentures waive any past Default with respect to such Debentures and its consequences by providing written notice thereof to the Issuer and the Trustee, except a Default (i) in the payment of interest on or the principal of any Debenture, (ii) in respect of a failure to exchange any Debenture pursuant to Article 12 or (iii) in respect of a covenant or provision hereof which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Debenture affected. In the case of any such waiver, the Issuer, the Trustee and the Holders of the Debentures will be restored to their former positions and rights under this Indenture, respectively; provided that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

Section 6.05. Control by Majority. The Holders of at least a majority in aggregate principal amount of the outstanding Debentures may direct the time, method and place of conducting any proceeding for any remedy available to the

Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of the Debentures not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of the Debentures.

Section 6.06. Limitation on Suits. Holders of Debentures will not have any right to institute any proceeding with respect to this Indenture, or for the appointment of a receiver or trustee, or for any remedy hereunder unless:

(i) such Holder has previously given to the Trustee written notice of a continuing Event of Default;

(ii) the registered Holders of at least 25% in aggregate principal amount of the Debentures then outstanding have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as Trustee; and

(iii) the Trustee shall not have received from the registered Holders of a majority in aggregate principal amount of the Debentures then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a Holder of any Debenture for enforcement of payment of the principal of, and premium, if any, or interest on, such Debenture or exchange of the Debentures pursuant to Article 12 on or after the respective due dates expressed in such Debenture.

Section 6.07. No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator or stockholder of the Issuer or a Guarantor, as such, will have any liability for any obligations of the Issuer or such Guarantor under the Debentures, any Debenture Guaranty or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Debentures by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Debentures.

Section 6.08. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Debenture to receive payment of the principal of, premium, if any, or interest on such Debenture, exchange such Debenture pursuant to Article 12 or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Debentures shall not be impaired or affected without the consent of the Holder.

Section 6.09. Collection Suit by Trustee. If an Event of Default in payment of principal, premium or interest specified in Section 6.01(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer (or any other obligor on the Debentures) for the whole amount of unpaid principal and accrued interest remaining unpaid.

Section 6.10. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07) and the Holders allowed in any judicial proceedings relative to the Issuer or a Guarantor (or any other obligor upon the Debentures), their respective creditors or their respective property and, unless prohibited by law, shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceedings. All rights of action and claims under this Indenture or the Debentures may be prosecuted and enforced by the Trustee without the possession of any of the Debentures thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

Section 6.11. Priorities. If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

FIRST: to the Trustee for amounts due under Section 7.07;

SECOND: to Holders for amounts due and unpaid on the Debentures for principal, premium, if any, and interest as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Debentures; and

THIRD: to the Issuer.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.11.

Section 6.12. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.08 or a suit by Holders of more than 10% in principal amount of the Debentures then outstanding.

ARTICLE 7

TRUSTEE

Section 7.01. Duties of Trustee. (a) If an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) The Trustee need perform only such duties as are specifically set forth in this Indenture.

(ii) In the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate, subject to the requirement in the preceding sentence, if applicable.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) This paragraph does not limit the effect of Section 7.01(b).

(ii) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction of the Holders of a majority in aggregate principal amount of the Debentures received by it pursuant to the terms hereof.

(iv) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights, powers or duties if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

(d) Whether or not therein expressly so provided, Section 7.01(a), (b), (c), (e) and (f) shall govern every provision of this Indenture that in any way relates to the Trustee.

(e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.

Section 7.02. Rights of Trustee. Subject to Section 7.01: (a) The Trustee may conclusively rely on any document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may request an Officers’ Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 13.05. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed by it with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided that the Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.

(e) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters relating to the Debentures or this Indenture shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, Custodian and other person employed to act hereunder.

(g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note, debenture, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books records, and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h) The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(i) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Debentures and this Indenture.

(j) The Trustee may request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not suspended.

(k) The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Debentures, unless either (i) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (ii) written notice of such default or Event of Default shall have been given to the Trustee by the Issuer or by any Holder of the Debentures; and

(l) The permissive rights of the Trustee enumerated herein shall not be construed as duties.

Section 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Debentures and may make loans to, accept deposits from, perform services for or otherwise deal with the Issuer, or any Affiliate thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.10 and 7.11.

Section 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Debentures, it shall not be accountable for the Issuer’s use of the proceeds from the sale of Debentures or any money paid to the Issuer pursuant to the terms of this Indenture and it shall not be responsible for any statement in the Debentures or this Indenture other than its certificate of authentication, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Debentures and perform its obligations hereunder and that the statements made by it in any Statement of Eligibility and Qualification on Form T-1 to be supplied to the Issuer will be true and accurate subject to the qualifications set forth therein.

Section 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall give to each Holder a notice of the Default within 90 days after it occurs in the manner and to the extent provided in the TIA and otherwise as provided in this Indenture. Except in the case of a Default in payment of the principal of or interest on any Debenture (including payments pursuant to a repurchase upon a Fundamental Change), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.

Section 7.06. Reports by Trustee to Holders. If required by TIA § 313(a), within 60 days after May 15 of any year, commencing in 2007, the Trustee shall mail to each Holder a brief report dated as of such date that complies with TIA § 313(a). The Trustee also shall comply with TIA § 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA § 313(c) and TIA § 313(d).

Reports pursuant to this Section 7.06 shall be transmitted by mail:

(i) to all Holders of Debentures, as the names and addresses of such Holders appear on the Registrar’s books; and

(ii) to such Holders of Debentures as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose.

A copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange on which the Debentures are listed. The Issuer shall promptly notify the Trustee when the Debentures are listed on any stock exchange or delisted therefrom.

Section 7.07. Compensation and Indemnity. The Issuer shall pay to the Trustee and Agents from time to time such compensation for their services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as shall be agreed upon in writing. The Issuer shall reimburse the Trustee and Agents upon request for all reasonable disbursements, expenses and advances incurred or made by them in connection with the Trustee’s duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee’s agents and external counsel, except any expense disbursement or advance as may be attributable to its willful misconduct, negligence or bad faith.

The Issuer shall fully indemnify each of the Trustee, Agent and any predecessor Trustee for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including without limitation taxes (other than taxes based on the income of the Trustee or such Agent) and reasonable attorneys’ fees and expenses incurred by each of them in connection with the acceptance or performance of its duties under this Indenture including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs). The Trustee or Agent shall notify the Issuer in writing promptly of any claim (a “Claim”) of which a Responsible Officer of the Trustee has actual knowledge asserted against the Trustee or Agent for which it may seek indemnity; provided that the failure by the Trustee or Agent to so notify the Issuer shall not relieve the Issuer of its obligations hereunder except to the extent the Issuer is actually prejudiced thereby. In the event that a conflict of interest exists, the Trustee may have separate counsel, which counsel must be reasonably acceptable to the Issuer and the Issuer shall pay the reasonable fees and expenses of such counsel.

Notwithstanding the foregoing, the Issuer need not reimburse the Trustee for any expense or indemnify it against any loss or liability to have been incurred by the Trustee through its own willful misconduct, negligence or bad faith.

To secure the payment obligations of the Issuer in this Section 7.07, the Trustee shall have a lien prior to the Debentures on all money or property held or collected by the Trustee and such money or property held in trust to pay principal of and interest on particular Debentures.

The obligations of the Issuer under this Section 7.07 to compensate and indemnify the Trustee, Agents and each predecessor Trustee and to pay or reimburse the Trustee, Agents and each predecessor Trustee for expenses, disbursements and advances shall be the liability of the Issuer and shall survive the resignation or removal of the Trustee and the satisfaction, discharge or other termination of this Indenture, including any termination or rejection hereof under any Bankruptcy Law.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(viii) or Section 6.01(ix) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

For purposes of this Section 7.07, the term “Trustee” shall include any trustee appointed pursuant to this Article 7.

Section 7.08. Replacement of Trustee. The Trustee shall comply with Section 313(b) of the TIA, to the extent applicable.

The Trustee may resign by so notifying the Issuer in writing no later than 15 Business Days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Debentures may remove the Trustee by notifying the Issuer and the removed Trustee in writing and may appoint a successor Trustee with the Issuer’s written consent, which consent shall not be unreasonably withheld. The Issuer may remove the Trustee at its election if:

(a) the Trustee fails to comply with Section 7.10 or Section 310 of the TIA;

(b) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c) a receiver or other public officer takes charge of the Trustee or its property; or

(d) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of a majority in principal amount of the outstanding Debentures may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section 7.07, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09. Successor Trustee by Consolidation, Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, subject to Section 7.10, the successor corporation without any further act shall be the successor Trustee; provided such entity shall be otherwise qualified and eligible under this Article 7.

Section 7.10. Eligibility; Disqualification. This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5) in every respect. The Trustee (together with its corporate parent) shall have a combined capital and surplus of at least $50 million as set forth in the most recent applicable published annual report of condition. The Trustee shall comply with TIA § 310(b), including the provision in § 310(b)(i).

Section 7.11. Preferential Collection of Claims Against Issuer. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

Section 7.12. Paying Agents. The Issuer shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 7.12:

(a) (i) that it will hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Debentures (whether such sums have been paid to it by the Issuer or by any obligor on the Debentures) in trust for the benefit of Holders of the Debentures or the Trustee;

(ii) that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

(iii) that it will give the Trustee written notice within three Business Days of any failure of the Issuer (or by any obligor on the Debentures) in the payment of any installment of the principal of, premium, if any, or interest on, the Debentures when the same shall be due and payable.

(b) The Paying Agent shall comply with all U.S. withholding tax, backup withholding tax and information reporting requirements under the U.S. Internal Revenue Code of 1986, as amended, and the Treasury Regulations issued thereunder, with respect to any payments under the Debentures or hereunder (including the collection of U.S. Internal Revenue Service Forms W-8 and W-9 and the filing of U.S. Internal Revenue Service Forms 1042, 1042-S and 1099.

ARTICLE 8

MODIFICATION AND WAIVER

Section 8.01. Without Consent of Holders. Notwithstanding Section 8.02, without the consent of any Holder of the Debentures, the Issuer and the Trustee may amend this Indenture to:

(a) cure any ambiguity or correct or supplement any defective provision contained in this Indenture; provided that such modification or amendment does not, in the good faith opinion of the Board of Directors and the Trustee, adversely affect the interests of the Holders of Debentures in any material respect;

(b) provide for the assumption by a Surviving Person of the obligations of the Issuer and the Guarantors under this Indenture;

(c) provide for any exchange rights of holders of Debentures if any reclassification or change of the Common Stock or any consolidation, merger or sale of the consolidated assets of Spansion Inc. and its Subsidiaries substantially as an entirety occurs;

(d) increase the Exchange Rate manner described in this Indenture; provided that the increase will not adversely affect the interests of the Holders of the Debentures in any material respect;

(e) make any change or modification to this Indenture necessary in connection with the registration of the Common Stock under the Securities Act, as contemplated by the Registration Rights Agreement; provided that such action does not adversely affect the interests of the holders of the Debentures in any material respect;

(f) provide for Global Debentures in addition to or in place of certificated Debentures (provided that the Global Debentures are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the Global Debentures are described in Section 163(f)(ii)(B) of the Code);

(g) secure the Debentures;

(h) add to the covenants of the Issuer for the benefit of the Holders of the Debentures or to surrender any right or power conferred upon the Issuer;

(i) make any change that does not adversely affect the rights of any Holder of the Debentures;

(j) comply with any requirement of the Commission in connection with the qualification of this Indenture under the TIA;

(k) to make any change in Article 11 that would limit or terminate the benefits available to any holder of Senior Indebtedness under Article 11;

(l) to conform any inconsistent language in this Indenture to the Description of the Debentures in the Offering Memorandum;

(m) provide for the issuance of Additional Debentures in accordance with this Indenture; or

(n) evidence or provide for the acceptance of the appointment of a successor Trustee under this Indenture.

Section 8.02. With Consent of Holders. (a) This Indenture may be amended by the Issuer and the Trustee with the consent of the registered Holders of a majority in aggregate principal amount of the Debentures then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Debentures) and any past default or compliance with any provisions may also be waived (except a default in the payment of principal, premium or interest and under 8.02(b) below) with the consent of the registered Holders of at least a majority in aggregate principal amount of the Debentures then outstanding.

(b) Without the consent of each Holder of an outstanding Debenture, no amendment may:

(i) reduce the amount of Debentures whose Holders must consent to an amendment, supplement or waiver;

(ii) change the maturity of the principal of or any installment of interest on any Debenture (including any payment of Liquidated Damages);

(iii) reduce the principal amount of, or premium, if any, on any Debenture;

(iv) reduce the interest rate or amount of interest (including Liquidated Damages) on any Debenture;

(v) make any Debenture payable in money other than that stated in the Debenture;

(vi) impair the right to institute suit for the enforcement of any payment on or with respect to, or the exchange of, any Debenture;

(vii) except as otherwise permitted or contemplated in this Indenture concerning specified reclassifications or corporate reorganizations, impair or adversely affect the exchange rights of holders of Debentures;

(viii) except as otherwise permitted in this Indenture concerning corporate reorganizations, adversely affect any repurchase option of holders upon the occurrence of a Fundamental Change;

(ix) impair the right of any Holder of the Debentures to receive payment of principal of, premium and interest on such Holder’s Debentures on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Debentures;

(x) release a Guarantor’s Debenture Guaranty other than pursuant to the terms of this Indenture;

(xi) release any security interest that may have been granted in favor of the Holders of the Debentures other than pursuant to the terms of such security interest; or

(xii) make any change to Article 11 that would adversely affect the Holders.

An amendment may not effect any change that adversely affects the rights of any holder of Senior Indebtedness then outstanding under Article 11 unless holders of a majority in principal amount of such Senior Indebtedness, or representatives for a majority of such holders, consent to such change.

(c) The consent of the Holders of the Debentures shall not be necessary to approve the particular form of any proposed amendment. It shall be sufficient if such consent approves the substance of the proposed amendment.

(d) Upon the written request of the Issuer accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders as aforesaid and upon receipt by the Trustee of the documents described in Section 8.06, the Trustee shall join with the Issuer in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.

Section 8.03. Compliance with Trust Indenture Act. Every amendment or supplement to this Indenture, the Debenture Guarantees or the Debentures shall comply with the TIA as then in effect.

Section 8.04. Revocation and Effect of Consents. (a) After an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Debenture is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Debenture or portion thereof, and of any Debenture issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Debenture.

(b) The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date unless the consent of the requisite number of Holders has been obtained.

Section 8.05. Notation on or Exchange of Debentures. If an amendment, supplement or waiver changes the terms of a Debenture, the Trustee (in accordance with the specific written direction of the Issuer) shall request the Holder of the Debenture (in accordance with the specific written direction of the Issuer) to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Debenture about the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Debenture shall issue and the Trustee shall authenticate a new Debenture that reflects the changed terms. Failure to make the appropriate notation or issue a new Debenture shall not affect the validity and effect of such amendment, supplement or waiver.

Section 8.06. Trustee to Sign Amendments, Etc. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 8 if the amendment, supplement or waiver does not affect the rights, duties, liabilities or immunities of the Trustee. If it does affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may, but need not, sign such amendment, supplement or waiver. In signing or refusing to sign such amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating, in addition to the documents required by Section 13.04, that such amendment, supplement or waiver is authorized or permitted by this Indenture and is a legal, valid and binding obligation of the Issuer and the Guarantors, enforceable against the Issuer and the Guarantors in accordance with its terms (subject to customary exceptions).

ARTICLE 9

DISCHARGE OF INDENTURE; DEFEASANCE

Section 9.01. Discharge of Indenture. When the Issuer shall deliver to the Trustee for cancellation all Debentures theretofore authenticated (other than any Debentures that have been destroyed, lost or stolen and in lieu of or in substitution for which other Debentures shall have been authenticated and delivered) and not theretofore canceled, or all the Debentures not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year, and the Issuer shall deposit with the Trustee, in trust, funds sufficient to pay all of the Debentures (other than any Debentures that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Debentures shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest due or to become due to such date of maturity, redemption or repurchase, as the case may be, accompanied by a verification report, as to the sufficiency of the deposited amount, from an independent certified accountant or other financial professional satisfactory to the Trustee, and if the Issuer shall also pay or cause to be paid all other sums payable hereunder by the Issuer, then this Indenture shall cease to be of further effect (except as to (i) remaining rights of substitution and exchange of Debentures, rights hereunder of holders of Debentures to receive payments of principal of and interest on, the Debentures and the other rights, duties and obligations of holders of the Debentures, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (ii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Issuer accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 13.04 and at the cost and expense of the Issuer, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Issuer, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Debentures.

Section 9.02. Deposited Monies to be Held in Trust by Trustee. Subject to Section 9.04, all monies deposited with the Trustee pursuant to Section 9.01, shall be held in trust for the sole benefit of the holders of Debentures, and such monies shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Issuer if acting as its own Paying Agent), to the Holders of the particular Debentures for the payment, redemption or repurchase of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest. All monies deposited with the Trustee pursuant to Section 9.01 (and held by it or any Paying Agent) for the payment of Debentures subsequently exchanged shall be returned to the Issuer upon request. The Trustee is not responsible to anyone for interest on any deposited funds except as agreed in writing.

Section 9.03. Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of this Indenture, all monies then held by any Paying Agent of the Debentures (other than the Trustee) shall, upon written request of the Issuer, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

Section 9.04. Return of Unclaimed Monies. Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of or interest on Debentures and not applied but remaining unclaimed by the holders of Debentures for two years after the date upon which the principal of or interest on such Debentures, as the case may be, shall have become due and payable, shall be repaid to the Issuer by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such monies; and the holder of any of the Debentures shall thereafter look only to the Issuer for any payment that such holder may be entitled to collect unless an applicable abandoned property law designates another Person.

Section 9.05. Reinstatement. If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 9.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Debentures shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 9.02; provided that if the Issuer makes any payment of interest on or principal of any Debenture following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the holders of such Debentures to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 10

GUARANTEES

Section 10.01. The Guarantees. Subject to the provisions of this Article 10, each Guarantor hereby irrevocably and unconditionally guarantees, jointly and severally, on an unsecured senior subordinated basis, the full and punctual payment (whether at the Maturity Date, upon repurchase or acceleration, or otherwise) of the principal of, premium, if any, and interest on, and all other amounts payable under, each Debenture, and the full and punctual payment of all other amounts payable by the Issuer under this Indenture. Upon failure by the Issuer to pay punctually any such amount, each Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Indenture. The obligations of each Guarantor under its Debenture Guaranty are junior and subordinated in right of payment to the Senior Indebtedness of such Guarantor in the same manner and to the same extent as the Debentures are subordinated to Senior Indebtedness of the Issuer.

Section 10.02. Guaranty Unconditional. The obligations of each Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by:

(a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Issuer under this Indenture or any Debenture, by operation of law or otherwise;

(b) any modification or amendment of or supplement to this Indenture or any Debenture;

(c) any change in the corporate existence, structure or ownership of the Issuer, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Issuer or its assets or any resulting release or discharge of any obligation of the Issuer contained in this Indenture or any Debenture;

(d) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Issuer, the Trustee or any other Person, whether in connection with this Indenture or any unrelated transactions; provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

(e) any invalidity or unenforceability relating to or against the Issuer for any reason of this Indenture or any Debenture, or any provision of applicable law or regulation purporting to prohibit the payment by the Issuer of the principal of or interest on any Debenture or any other amount payable by the Issuer under this Indenture; or

(f) any other act or omission to act or delay of any kind by the Issuer, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Guarantor’s obligations hereunder.

Section 10.03. Discharge; Reinstatement. Each Guarantor’s obligations hereunder will remain in full force and effect until the principal of, premium, if any, and interest on the Debentures and all other amounts payable by the Issuer under this Indenture have been paid in full. If at any time any payment of the principal of, premium, if any, or interest on any Debenture or any other amount payable by the Issuer under this Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Issuer or otherwise, each Guarantor’s obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.

Section 10.04. Waiver by the Guarantors. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Issuer or any other Person.

Section 10.05. Subrogation and Contribution. Upon making any payment with respect to any obligation of the Issuer under this Article 10, the Guarantor making such payment will be subrogated to the rights of the payee against the Issuer with respect to such obligation, provided that such Guarantor may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Guarantor, with respect to such payment so long as any amount payable by the Issuer hereunder or under the Debentures remains unpaid.

Section 10.06. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Issuer under this Indenture or the Debentures is stayed upon the insolvency, bankruptcy or reorganization of the Issuer, all such amounts otherwise subject to acceleration under the terms of this Indenture are nonetheless payable by the Guarantors hereunder forthwith on demand by the Trustee or the Holders.

Section 10.07. Limitation on Amount of Guaranty. Notwithstanding anything to the contrary in this Article 10, each Guarantor, and by its acceptance of Debentures, each Holder, hereby confirms that it is the intention of all such parties that the Debenture Guaranty of such Guarantor not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. To effectuate that intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Debenture Guaranty are limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law.

Section 10.08. Execution and Delivery of Guaranty. The execution by each Guarantor of this Indenture evidences the Debenture Guaranty of such Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Debenture. The delivery of any Debenture by the Trustee after authentication constitutes due delivery of the Debenture Guaranty set forth in this Indenture on behalf of each Guarantor.

Section 10.09. Release of Guaranty. The Debenture Guaranty of a Guarantor will terminate upon defeasance or discharge of the Debentures, as provided in Article 9.

Upon delivery by the Issuer to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the foregoing effect, the Trustee will execute any documents reasonably required in order to evidence the release of the Guarantor from its obligations under its Debenture Guaranty.

ARTICLE 11

SUBORDINATION

The provisions of Sections 11.01 through 11.14, as written, define the subordination of the Debentures, as obligations of the Issuer, with respect to Senior Indebtedness of the Issuer. All such provisions shall also be deemed to apply in the same way (mutatis mutandis) to each Guarantor and its Debenture Guaranty, with appropriate corresponding references to the Senior Indebtedness of such Guarantor.

Section 11.01. Agreement to Subordinate. The Indebtedness evidenced by the Debentures is subordinated in right of payment, to the extent and in the manner provided in this Indenture, to the prior payment of all Senior Indebtedness. The subordination provisions are for the benefit of and enforceable by the holders of Senior Indebtedness.

Section 11.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Issuer to creditors upon a total or partial liquidation or a total or partial dissolution of the Issuer or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Issuer or its property:

(1) holders of Senior Indebtedness are entitled to receive payment in full in cash of all obligations in respect of Senior Indebtedness, including all interest accrued or accruing on Senior Indebtedness after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for the interest is allowed as a claim in the case or proceeding with respect to the Senior Indebtedness (only such payment constituting “payment in full”) before Holders will be entitled to receive any payment of principal of or interest on the Debentures; and

(2) until the Senior Indebtedness is paid in full, any distribution to which Holders would be entitled but for these subordination provisions shall instead be made to holders of Senior Indebtedness as their interests may appear.

Section 11.03. Default on Designated Senior Indebtedness. (a) The Issuer shall not pay the principal of or interest on the Debentures or make any deposit pursuant to Article 9 and shall not repurchase, redeem or otherwise retire any Debentures (collectively, “pay the Debentures”) if at the time any Designated Senior Indebtedness has not been paid when due, whether at maturity, upon redemption or mandatory repurchase, acceleration, or otherwise, and the default has not been cured or waived.

(b) During the continuance of any other default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except any notice that may be required to effect acceleration) or upon the expiration of a grace period, the Issuer may not pay the Debentures for a period (a “Payment Blockage Period”):

(1) commencing upon the receipt by the Issuer and the Trustee of written notice of default from the holders of any Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period (a “Blockage Notice”); and

(2) ending 179 days thereafter (or earlier if the Payment Blockage Period is terminated (i) by written notice to the Trustee and the Issuer from the Person that gave the Blockage Notice, (ii) by repayment in full of such Senior Indebtedness or (iii) because the default giving rise to the Blockage Notice is no longer continuing).

Subject to the preceding paragraph, unless the holders of such Senior Indebtedness have accelerated the maturity of such Senior Indebtedness, the Issuer may resume payments on the Debentures after the Payment Blockage Period.

(c) Not more than one Blockage Notice may be given in any consecutive 365-day period, irrespective of the number of defaults with respect to Senior Indebtedness during such period. No default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Senior Indebtedness whose holders initiated the Payment Blockage Period may be made the basis of the commencement of a subsequent Payment Blockage Period by the holders of such Senior Indebtedness.

Section 11.04. When Distribution Must be Paid Over. If a payment or other distribution is made to Holders that because of these subordination provisions should not have been made to them, the Holders that receive the distribution shall hold it in trust for holders of Senior Indebtedness and pay it over to them as their interests may appear.

Section 11.05. Subrogation. A distribution made under these subordination provisions to holders of Senior Indebtedness which otherwise would have been made to Holders is not, as between the Issuer and Holders, a payment by the Issuer on Senior Indebtedness. After all Senior Indebtedness is paid in full and until the Debentures are paid in full, Holders will be subrogated to the rights of holders of Senior Indebtedness to receive payments in respect of Senior Indebtedness. Payments to holders of Senior Indebtedness as a result of those provisions do not constitute, as between the Issuer and the Holders, payments by the Issuer on the Debentures.

Section 11.06. Relative Rights; Subordination Not to Prevent Events of Default or Limit Right to Accelerate. These subordination provisions define the relative rights of Holders and holders of Senior Indebtedness and do not impair, as between the Issuer and Holders, the obligation of the Issuer, which is absolute and unconditional, to pay principal of and interest on the Debentures in accordance with their terms. The failure to make a payment pursuant to the Debentures by reason of these subordination provisions does not prevent the occurrence of a Default, nor do these subordination provisions have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Debentures upon an Event of Default or prevent the Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Holders.

Section 11.07. Subordination May Not be Impaired by Company. No right of any holder of Senior Indebtedness to enforce the subordination of the Debentures will be impaired by any act or failure to act by the Issuer or by its failure to comply with this Indenture.

Section 11.08. Rights of Trustee. (a) The Trustee may continue to make payments on the Debentures and will not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, the Trustee receives notice satisfactory to it from the Issuer or a holder of Senior Indebtedness that payments may not be made under this Article 11.

(b) The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights, including rights under this Article 11, it would have if it were not Trustee. Nothing in this Article 11 applies to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

Section 11.09. Distributions and Notices to, and Notices and Consents by, Representatives of Holders of Senior Indebtedness. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their representative (if any). If there is a representative acting for the holders of any Senior Indebtedness pursuant to the agreements governing such Senior Indebtedness, notices or consents under this Indenture from holders of such Senior Indebtedness may be given only by their representative.

Section 11.10. Trust Monies Not Subordinated; Payments in Permitted Junior Securities. Notwithstanding anything to the contrary,

(i) payments from money or U.S. Government Obligations held by the Trustee in trust under Article 9 (after passage of the 123-day period referred to therein, if relevant) and

(ii) distributions to Holders in the form of Permitted Junior Securities of the Issuer are not subordinated to the prior payment of any Senior Indebtedness or otherwise subject to these subordination provisions, and none of the Holders will be obligated to pay over any such payments or distributions to any holder of Senior Indebtedness.

Section 11.11. Trustee Entitled to Rely. For the purpose of ascertaining the outstanding amount of Senior Indebtedness, the holders thereof, and all other information relevant to making any payment or distribution to holders of Senior Indebtedness pursuant to this Article 11, the Trustee and the Holders are entitled to rely upon an order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 11.02 are pending, a certificate of the liquidating trustee or other Person making a payment or distribution to the Trustee or to the Holders, or information provided by the holders of Senior Indebtedness. The Trustee may defer any payment or distribution pending receipt of evidence or instructions satisfactory to it or a judicial determination regarding the rights of parties to receive the payment or distribution.

Section 11.12. Trustee to Effectuate Subordination. Each Holder by accepting a Debenture authorizes and directs the Trustee on behalf of the Holder to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Indebtedness as provided in this Article 11 and appoints the Trustee as attorney-in-fact for any and all such purposes, including for the purpose of filing a claim in any proceedings of the nature referred to in Section 11.02.

Section 11.13. Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee will not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and will not be liable to any such holders if it mistakenly pays over or distribute to Holders, or to the Issuer or any other Person, any money or assets to which holders of Senior Indebtedness are entitled by virtue of this Article 11.

Section 11.14. Reliance by Holder of Senior Indebtedness on Subordination Provisions; No Waiver. (a) Each Holder by accepting a Debenture acknowledges and agrees that these subordination provisions are, and are intended to be, an inducement and a consideration to each holder of Senior Indebtedness, whether created or acquired before or after the issuance of the Debentures, to acquire or to hold such Senior Indebtedness, and each holder of Senior Indebtedness will be deemed conclusively to have relied on these subordination provisions in acquiring and holding such Senior Indebtedness.

(b) The holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Debentures, without incurring any liability or responsibility to the Holders of the Debentures, and without impairing the rights of holders of Senior Indebtedness under these subordination provisions, do any of the following:

(1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or secured;

(2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness;

(3) release any Person liable in any manner for the payment of Senior Indebtedness; or

(4) exercise or refrain from exercising any rights against the Issuer and any other Person.

ARTICLE 12

EXCHANGE

Section 12.01. Right to Exchange. (a) A Holder may not exchange any Debenture prior to January 6, 2007. Subject to and upon compliance with the provisions of this Indenture, at any time on or after January 6, 2007 and prior to the close of business on the Business Day prior to the Maturity Date, a Holder of any Debenture shall have the right, at such Holder’s option, to exchange the principal amount of the Debenture, or any portion of such principal amount which is a multiple of $1,000, at the Exchange Rate, by surrender of the Debenture so to be exchanged in whole or in part, in the manner provided in Section 12.03. At any time prior to the Maturity Date, the Issuer may irrevocably elect, in its sole discretion without the consent of the Holders of the Debentures, by notice to the Trustee and the Holders of the Debentures, to satisfy in cash up to 100% of the principal amount of the Debentures exchanged, with any remaining amount to be satisfied in cash or Common Stock or a combination of cash and Common Stock (the “Irrevocable Election”); provided that the Irrevocable Election will only have effect commencing in the fiscal quarter succeeding the fiscal quarter in which the Irrevocable Election was made. If the Issuer makes the Irrevocable Election, Holders of Debentures may exchange their Debentures prior to the close of business on the Business Day prior to the Maturity Date at the Exchange Rate only upon the occurrence of one of the following events:

(i) during any fiscal quarter (and only during such fiscal quarter) after the quarter ending March 31, 2007, if the Sale Price of the Common Stock equals or exceeds 120% of the Exchange Price per share of Common Stock for at least twenty Trading Days during the period of thirty consecutive Trading Days ending on the last Trading Day of the immediately preceding fiscal quarter;

(ii) during the five Business Day period immediately after any five consecutive Trading Day period (the “Measurement Period’) in which the Trading Price per $1,000 principal amount of Debentures (as determined following a request by a Holder of Debentures as set forth below) for each day of such Measurement Period was less than 98% of the product of the Sale Price of the Common Stock on the applicable date and the Exchange Rate;

(iii) if (A) Spansion Inc. (1) elects to distribute to all holders of Common Stock rights or warrants to purchase Common Stock for a period expiring 60 days or less from the date of issuance of such rights or warrants (or securities exchangeable for Common Stock) at less than (or having an exchange price per share less than) the Sale Price of a share of Common Stock on the Trading Day immediately preceding the declaration date of the distribution, or (2) elects to distribute to all holders of Common Stock its assets, debt securities or certain rights to purchase its securities, which distribution has a per share value as determined by Spansion Inc.’s Board of Directors exceeding 10% of the Sale Price of a share of Common Stock on the Trading Day immediately preceding the declaration date of the distribution, then, in either case, the Debentures may be surrendered for exchange at any time on and after the date that Spansion Inc. gives notice to the holders of such distribution, which shall be not less than twenty days prior to the Ex-Dividend Date for such distribution, until the earlier of the close of business on the Business Day immediately preceding the Ex-Dividend Date or the date the Issuer publicly announces that such distribution will not take place, even if the Debentures are not otherwise exchangeable at such time; provided that no Holder of Debentures may elect this right to exchange if the Holder otherwise may participate in the distribution without exchange; or

(B) Spansion Inc. consolidates with or merges with or into another Person or is a party to a binding share exchange or conveys, transfers, sells, leases or otherwise disposes of all or substantially all of its assets, in each case pursuant to which the Common Stock is converted into cash, securities or other property, then the Debentures may be surrendered for exchange at any time from and after the date fifteen days prior to the anticipated effective date of the transaction (the “Effective Time”) and ending on and including the date fifteen days after the consummation of the transaction (or if such merger, consolidation or binding share exchange would also constitute a Fundamental Change, until the corresponding Fundamental Change Repurchase Date). Spansion Inc.’s Board of Directors shall determine the Effective Time, which shall not be less than fifteen days prior to the anticipated effective date of such transaction, and such determination shall be conclusive and binding on the Holders and shall be publicly announced by the Issuer; or

(iv) at any time on or after April 1, 2016.

Upon receipt by the Exchange Agent an Exchange Notice from a Holder of Debentures pursuant to clause (i) above, the Exchange Agent shall inform the Issuer of such request and the Issuer shall thereupon furnish to the Exchange Agent an Officer’s Certificate stating whether the Debentures are then exchangeable pursuant to clause (i) above and setting forth in reasonable detail the Issuer’s basis for such determination. Upon receipt of such Officer’s Certificate, if the Issuer has determined that the Debentures are then exchangeable in accordance with clause (i) above, the Exchange Agent shall, based solely on its review of the information contained in such Officer’s Certificate, confirm or refute the Issuer’s determination. If the Exchange Agent confirms that the Debentures are then exchangeable pursuant to clause (i) above, the Exchange Agent shall promptly deliver written notice thereof to the Issuer (and, if the Exchange Agent is other than the Trustee, to the Trustee). In any event, the Issuer shall be obligated at all times to determine whether the Debentures shall be exchangeable as a result of the occurrence of an event specified in clause (i) above.

The Trustee shall have no obligation to determine the Trading Price of the Debentures under clause (ii) above unless the Issuer has requested such determination; and the Issuer shall have no obligation to make such request unless a Holder of Debentures provides the Issuer with reasonable evidence that the Trading Price per $1,000 principal amount of Debentures would be less than 98% of the product of the Sale Price of the Common Stock and the Exchange Rate. If such evidence is provided, the Issuer shall determine the Trading Price of the Debentures beginning on the next Trading Day and on each successive Trading Day until the Trading Price of Debentures is greater than or equal to 98% of the product of the Sale Price and the Exchange Rate.

At the Effective Time as set forth under clause (iii) above, the value of cash and shares of Common Stock delivered at settlement will be based on the kind and amount of cash, securities or other property of Spansion Inc. or any other Person that the Holder would have received had the Holder exchanged its Debenture immediately prior to the transaction, subject to adjustment as set forth in Section 12.07 in which case settlement of exchange of Debentures will occur following the Effective Time.

(b) A Debenture in respect of which a Holder is electing to exercise its option to require repurchase upon a Fundamental Change pursuant to Section 3.02 may be exchanged only if such holder withdraws its election in accordance with Section 3.03. A Holder of Debentures is not entitled to any rights of a holder of Common Stock until such Holder has exchanged such Debentures for Common Stock, and only to the extent such Debentures are deemed to have been exchanged for Common Stock under this Article 12.

Section 12.02. Exchange Rate. Each $1,000 principal amount of Debentures shall be exchangeable for the number of shares of Common Stock specified in the form of Debenture attached as Exhibit A hereto (the “Exchange Rate”), subject to adjustment as provided in this Article 12 and subject to the Aggregate Share Cap. The Issuer may choose to deliver, in lieu of shares of Common Stock, cash or a combination of cash and shares of Common Stock as set forth in Section 12.04.

Section 12.03. Exchange Procedures. To exchange Certificated Debenture, a Holder must (a) complete and manually sign the Exchange Notice or a facsimile of the Exchange Notice (an “Exchange Notice”) in the form set forth on the reverse of the form of the Debentures attached as Exhibit A and deliver such notice to the Exchange Agent, (b) surrender the Debenture to the Exchange Agent, (c) furnish appropriate endorsements and transfer documents if required by the Registrar or the Exchange Agent, (d) if required, pay any transfer or similar tax in accordance with Section 12.10 and (e) if required, pay funds equal to the interest payable on the next Interest Payment Date. The date on which the Holder satisfies all of such requirements is the “Exchange Date.”

To exchange a Debenture in global form, the Exchange Notice must be delivered and such Debentures must be surrendered for exchange in accordance with the applicable procedures of the Depositary as in effect from time to time. In order to cause a Depositary participant to complete an Exchange Notice, a beneficial holder must (a) complete, or cause to be completed, the appropriate instruction form for exchange pursuant to the Depositary’s book-entry conversion program, (b) furnish appropriate endorsements and transfer documents if required by the Registrar or the Exchange Agent, (c) if required, pay any transfer or similar tax in accordance with Section 12.10 and (d) if required, pay funds equal to the interest payable on the next Interest Payment Date.

The Person in whose name the Common Stock certificate is registered shall be deemed to be a stockholder of record at the close of business on the applicable Exchange Date; provided, however, that if the Exchange Date is a date when the stock transfer books of the Issuer are closed, such Person shall be deemed a stockholder of record on the next date on which the stock transfer books of the Issuer are open; provided further that such exchange shall be at the applicable Exchange Rate as if the stock transfer books of the Issuer had not been closed.

Upon exchange of a Debenture, a Holder will not receive any cash payment of interest (unless such exchange occurs between a Record Date and the related Interest Payment Date), and the Issuer will not adjust the Exchange Rate to account for accrued and unpaid interest on the Debenture being exchanged. Delivery to the Holder of the full number of shares of Common Stock into which the Debenture is exchangeable, or cash or a combination of shares of Common Stock and cash, including any cash payment for fractional shares pursuant to Section 12.05, will be deemed to satisfy the Issuer’s obligation with respect to such Debenture. Any accrued but unpaid interest will be deemed to be paid in full upon exchange rather than canceled, extinguished or forfeited.

Holders of Debentures at the close of business on a Record Date will receive payment of interest payable on the related Interest Payment Date notwithstanding the exchange of such Debentures at any time after the close of business on the Record Date and prior to the related Interest Payment Date. Debentures or portions thereof surrendered for exchange during the period from the close of business on a Record Date to the close of business on the Business Day immediately preceding the related Interest Payment Date shall be accompanied by payment to the Issuer or its order, in immediately available funds or other funds acceptable to the Issuer, of an amount equal to the interest payable on such Interest Payment Date with respect to the principal amount of Debentures or portions thereof being surrendered for exchange; provided that no such payment need be made (1) following the close of business on the final Record Date for the payment of the final Interest Payment Date, (2) if the Issuer has specified a Fundamental Change Repurchase Date that occurs during the period from the close of business on a Record Date to the close of business on the Business Day immediately preceding related Interest Payment Date or (3) to the extent any overdue interest exists on the Exchange Date with respect to the Debentures exchanged, but only to the extent of such overdue interest.

If a Holder exchanges more than one Debenture at the same time, the number of shares of Common Stock issuable upon the exchange shall be based on the aggregate principal amount of Debentures exchanged.

Upon surrender of a Debenture that is exchanged in part, the Issuer shall execute, and the Trustee shall authenticate and deliver to the holder, a new Debenture equal in principal amount to the principal amount of the unexchanged portion of the Debenture surrendered.

Section 12.04. Payment Upon Exchange. Upon the exchange of a Debenture, subject to Section 12.03, the Issuer shall pay cash and/or deliver shares of Common Stock, as set forth below, to the Holder through the Exchange

Agent. No payment or adjustment shall be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this Article 12.

(a) In the event that the Issuer receives an Exchange Notice on or prior to the date that is ten days prior to the Maturity Date (the “Final Notice Date”), subject to Section 12.03(c) the following procedures shall apply:

If the Issuer chooses to satisfy all or any portion of its obligation to exchange the Debentures (the “Exchange Obligation”) in cash, the Issuer will notify the Holder through the Trustee of the dollar amount to be satisfied in cash (which shall be expressed either as 100% of the Exchange Obligation or as a fixed dollar amount) on or before the date that is two Business Days following the Exchange Date (the “Cash Settlement Notice Period”). Holders of Debentures may retract their Exchange Notices at any time during the two Business Day period following the final day of the Cash Settlement Notice Period (the “Exchange Retraction Period”). Upon the expiration of an Exchange Retraction Period, an Exchange Notice shall be irrevocable. No such retraction can be made (and an Exchange Notice shall be irrevocable) if the Issuer does not elect to deliver cash in lieu of Common Stock (other than cash in lieu of fractional shares). Settlement (in cash and/or shares of Common Stock) will occur on the Business Day following the final day of the ten Trading Day period beginning on the day after the final day of the Exchange Retraction Period (the “Cash Settlement Averaging Period”). If the Issuer does not elect to satisfy any part of the Exchange Obligation in cash (other than cash in lieu of any fractional shares), delivery of shares of Common Stock into which the Debentures are exchanged (and cash in lieu of any fractional shares) will be made through the Exchange Agent or the Depositary, as the case may be, as soon as practicable on or after the Exchange Date.

Settlement amounts will be computed as follows:

(i) If the Issuer elects to satisfy the entire Exchange Obligation in Common Stock, Spansion Inc. will deliver to Holders surrendering Debentures for exchange a number of shares of Common Stock equal to (a) the aggregate original principal amount of Debentures to be exchanged divided by 1,000 multiplied by (b) the applicable Exchange Rate.

(ii) If the Issuer elects to satisfy the entire Exchange Obligation in cash, the Issuer will deliver to Holders surrendering Debentures for exchange cash in an amount equal to the product of:

(A) a number equal to (1) the aggregate principal amount of Debentures to be exchanged divided by 1,000 multiplied by (2) the Exchange Rate; and

(B) the average of the Sale Price of the Common Stock during the Cash Settlement Averaging Period.

(iii) If the Issuer elects to satisfy in cash a fixed portion of the Exchange Obligation other than the entire obligation, the Issuer will deliver to Holders surrendering Debentures for exchange such cash amount (“Cash Amount”) and Spansion Inc. will deliver a number of shares of Common Stock equal to the greater of (i) zero and (ii) the excess, if any, of the number of shares of Common Stock calculated as if the Issuer elected to satisfy the entire exchange obligation in shares of Common Stock divided by the number of shares of Common Stock equal to the sum of the quotients, calculated for each day of the Cash Settlement Averaging Period, of (x) the Cash Amount divided by the number of days in the Cash Settlement Averaging Period divided by (y) the Sale Price of the Common Stock.

The Issuer will pay cash for all fractional shares of Common Stock in an amount based on the average Sale Price of the Common Stock during the Cash Settlement Averaging Period.

(b) In the event that the Issuer receives an Exchange Notice after the Final Notice Date, the following procedures shall apply:

The Issuer will not send individual notices of its election to satisfy all or any portion of the Exchange Obligation in cash. Instead, if the Issuer chooses to satisfy all or any portion of the Exchange Obligation in cash, the Issuer will send a single notice to Holders indicating the dollar amount to be satisfied in cash (which shall be expressed either as 100% of the Exchange Obligation or as a fixed dollar amount). Holders will not be allowed to retract their Exchange Notices. Settlement amounts will be computed and settlement dates will be determined in the same manner as set forth under paragraph (a) above, except that the “Cash Settlement Averaging Period” shall be the ten consecutive Trading Day period beginning on the Trading Day after the Maturity Date. Settlement (in cash and/or shares of Common Stock) will occur on the Business Day following the final day of such Cash Settlement Averaging Period.

(c) In the event that the Issuer makes the Irrevocable Election, the following procedures shall apply:

If the Issuer chooses to satisfy all or any portion of the Net Amount in cash, the Issuer will provide notice of such election in the same manner as set forth above under either clause (a) or (b), as applicable. Holders will not be allowed to retract their Exchange Notices. Settlement amounts will be computed and settlement dates will be determined in the same manner as set forth above under either clause (a) or (b), as applicable.

(d) In no event will the aggregate number of shares issued per $1,000 principal amount of Debentures exceed 142.3848 shares of Common Stock per $1,000 principal amount of Debentures (the “Aggregate Share Cap”), subject to adjustment upon the occurrence of any event described in Section 12.06(i), (ii) or (iii).

Section 12.05. Cash Payments in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip certificates representing fractional shares shall be issued upon exchange of Debentures. If more than one Debenture shall be surrendered for exchange at one time by the same Holder, the number of full shares of Common Stock that shall be issuable upon exchange shall be computed on the basis of the aggregate principal amount of the Debentures (or specified portions thereof to the extent permitted hereby) so surrendered. Except as provided in Section 12.04, the Issuer will pay cash for all fractional shares of Common Stock in an amount based on the closing Sale Price of the Common Stock on the Trading Day prior to the Exchange Date.

Section 12.06. Adjustment of Exchange Rate. (a) The Exchange Rate shall be adjusted from time to time by the Issuer as follows:

(i) In case Spansion Inc. shall issue shares of Common Stock as a dividend or distribution on its Common Stock or subdivide or combine its outstanding Common Stock, the Exchange Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Exchange Rate in effect at the close of business on the record date for such event by a fraction, the numerator of which shall be the number of shares of Common Stock that would be outstanding immediately after such event assuming such event occurred at the close of business on the record date and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the record date for such event. An adjustment made pursuant to this subsection (i) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

(ii) In case Spansion Inc. shall issue rights or warrants (other than pursuant to a Rights Plan) to all holders of Common Stock entitling them (for a period expiring 60 days or less from the date of issuance of such rights or warrants) to subscribe for or purchase shares of Common Stock (or securities exchangeable for Common Stock) at a price per share (or having a exchange price per share) less than the Current Market Price per share of Common Stock on the Business Day immediately prior to the date of announcement of such issuance, the Exchange Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Exchange Rate in effect at the close of business on the record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the record date plus the total number of shares of Common Stock issuable pursuant to such rights or warrants and the denominator of which shall be (i) the number of shares of Common Stock outstanding at the close of business on the record date plus (ii) the quotient of number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the Current Market Price per share of the Common Stock on the record date. Such adjustment shall be made successively whenever any such rights or warrants are issued and shall become effective on the day following the record date. If at the end of the period during which such rights or warrants are exercisable not all rights or warrants shall have been exercised, the adjusted Exchange Rate shall be immediately readjusted to what it would have been based upon the number of shares of Common Stock actually issued pursuant to such rights or warrants prior to their expiration.

(iii) In case Spansion Inc. shall distribute to all or substantially all holders of its Common Stock any shares of capital stock (other than Common Stock) or evidences of indebtedness or assets (excluding (x) any dividend, distribution or issuance covered by clause (i) or (ii) of this Section 12.06(a) and (y) any dividend or distribution paid exclusively in cash), then in each such case the Exchange Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Exchange Rate in effect at the close of business on the record date by a fraction, the numerator of which shall be the Current Market Price per share of Common Stock on the record date and the denominator of which shall be the Current Market Price per share of Common Stock on such record date less the fair market value on such record date (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers’ Certificate delivered to the Trustee) of the capital stock, evidences of indebtedness, assets or property so distributed with respect to each outstanding share of Common Stock on the record date for such distribution. Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

In the event the then fair market value (as so determined) of the portion of the capital stock, evidences of indebtedness, assets or property so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of the Common Stock on such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of a Debenture shall have the right to receive upon exchange the amount of capital stock, evidences of indebtedness, assets or property so distributed such Holder would have received had such Holder exchanged each Debenture on such record date. In the event that such dividend or distribution is not so paid or made, the Exchange Rate shall again be adjusted to be the Exchange Rate which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 12.06 by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

With respect to an adjustment pursuant to this clause (iii) where there has been a payment of a dividend or other distribution on the common stock or shares of capital stock of, or similar equity interests in, a Subsidiary or other business unit of Spansion Inc., in which case the Exchange Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Exchange Rate in effect at the close of business on the record date by a fraction, the numerator of which shall be the average of the Sale Prices of the Common Stock over the ten Trading Days commencing on and including the fifth Trading Day after the date on which “ex-distribution trading” commences for such dividend or distribution on the Nasdaq National Market or such other national or regional exchange or market on which the securities are then listed or quoted and the denominator of which shall be the average of the Sale Prices of the Common Stock over the ten Trading Days commencing on and including the fifth Trading Day after the date on which “ex-distribution trading” commences for such dividend or distribution on the Nasdaq National Market or such other national or regional exchange or market on which the securities are then listed or quoted less the average of the Sale Prices of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the ten Trading Days commencing on and including the fifth Trading Day after the date on which “ex-distribution trading” commences for such dividend or distribution on the Nasdaq National Market or such other national or regional exchange or market on which the securities are then listed or quoted.

In the event that Spansion Inc. has in effect a preferred shares rights plan (“Rights Plan”), upon exchange of the Debentures for Common Stock, to the extent that the Rights Plan is still in effect upon such exchange, the Holders of Debentures will receive, in addition to the Common Stock, the rights described therein (whether or not the rights have separated from the Common Stock at the time of exchange), subject to the limitations set forth in the Rights Plan. If the Rights Plan provides that upon separation of rights under such plan from the Common Stock that the Holders would not be entitled to receive any such rights in respect of the Common Stock issuable upon exchange for the Debentures, the Exchange Rate will be adjusted at the time of separation as provided in this Section 12.06(a)(iii) (with such separation deemed to be the distribution of such rights), subject to readjustment in the event of the expiration, termination or redemption of the rights. Any distribution of rights or warrants pursuant to a Rights Plan that would allow a Holder to receive upon exchange, in addition to the Common Stock, the rights described therein (whether or not the rights have separated from the Common Stock at the time of exchange), shall not constitute a distribution of rights or warrants pursuant to this Section 12.06.

Rights or warrants distributed by Spansion Inc. to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”), (i) are deemed to be transferred with such shares of Common Stock, (ii) are not exercisable and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 12.06 (and no adjustment to the Exchange Rate under this Section 12.06 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Exchange Rate shall be made under this clause (iii) of Section 12.06. If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Exchange Rate under this Section 12.06 was made, (1) in the case of any such rights or warrants which shall all have been repurchased without exercise by any holders thereof, the Exchange Rate shall be readjusted upon such repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Exchange Rate shall be readjusted as if such rights and warrants had not been issued.

(iv) In case Spansion Inc. shall, by dividend or otherwise, at any time distribute (a “Triggering Distribution”) to all or substantially all holders of its Common Stock cash, the Exchange Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Exchange Rate in effect at the close of business on the record date for such dividend or distribution by a fraction, the numerator of which shall be the Current Market Price per share of Common Stock on the record date and the denominator of which shall be the Current Market Price per share of Common Stock on the record date less the amount in cash per share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date), such increase to become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid. It is expressly understood that a stock buyback, repurchase or similar transaction or program shall in no event be considered a Triggering Distribution for purposes of this clause (iv) or (v) of Section 12.06.

(v) In case Spansion Inc. or one or more of its Subsidiaries shall purchase any shares of Common Stock by means of a tender offer or exchange offer by Spansion Inc. or one of its Subsidiaries for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Current Market Price per share of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Exchange Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Exchange Rate in effect on the Expiration Date by a fraction, the numerator of which shall be the product of the Sale Price of the Common Stock on the Trading Day next succeeding the Expiration Date multiplied by the number of shares of Common Stock outstanding immediately after the Expiration Date less any Purchased Shares and the denominator of which shall be the difference of (i) the product of the number of shares of Common Stock outstanding immediately after the Expiration Date, including any Purchased Shares, multiplied by the Sale Price of the Common Stock on the Trading Day next succeeding the Expiration Date less (ii) the fair market value (as determined by Spansion Inc.’s Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers’ Certificate delivered to the Trustee) of the aggregate value of all cash and any other consideration paid or payable for shares validly tendered or exchanged and not withdrawn as of the Expiration Date (the

“Purchased Shares”). In the event that Spansion Inc. is obligated to purchase shares pursuant to any such tender offer, but Spansion Inc. is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Exchange Rate shall again be adjusted to be the Exchange Rate which would have been in effect based upon the number of shares actually purchased. If the application of this clause (v) of Section 12.06(a) to any tender or exchange offer would result in a decrease in the Exchange Rate, no adjustment shall be made for such tender or exchange offer under this Section 12.06(a)(v).

“Current Market Price” of the Common Stock on any day means the average of the closing Sale Price of the Common Stock for each of the ten consecutive Trading days ending on the earlier of the day in question and the day before the “ex-date” with respect to the issuance or distribution requiring such computation. For purposes of this paragraph “ex-date” means the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance or distribution.

“record date” means, for purposes of this section, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or exchanged into any combination of cash, securities or other property, the date fixed for determination of holders of Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by Spansion Inc.’s Board of Directors or by statute, contract or otherwise.)

(b) No adjustment in the Exchange Rate shall be made:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on Spansion Inc.’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, Spansion Inc. or any of its Subsidiaries;

(iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this Section 12.06(a) and outstanding as of the date the Debentures were first issued;

(iv) for a change in the par value of the Common Stock; or

(v) for accrued and unpaid interest, if any.

In addition, notwithstanding anything to the contrary contained in Section 12.06(a), the Issuer will not be required to make any adjustment to the Exchange Rate or to the right of Holders of Debentures to exchange the Debentures as a result of any transaction that otherwise would require adjustment pursuant to clause (a) of this Section 12.06 if the Holders of the Debentures (including holders of beneficial interests therein) actually participate in such transaction on an equal and ratable basis.

The Issuer shall not be required to make any adjustment in the Exchange Rate unless the adjustment would require a change of at least 1% in the Exchange Rate; provided that the Issuer will carry forward any adjustments that are less than 1% of the Exchange Rate and take them into account in any subsequent adjustment of the Exchange Rate or in connection with any exchange of Debentures in connection with a Fundamental Change or on or after April 1, 2016.

(c) The Issuer may make such increases in the Exchange Rate, for the remaining term of the Debentures or any shorter term as the Board of Directors considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes.

(d) To the extent permitted by applicable law and subject to the rules of the Nasdaq National Market, the Issuer from time to time may increase the Exchange Rate by any amount for any period of time if the period is at least twenty days, the increase is irrevocable during such period, and the Board of Directors shall have made a determination that such increase would be in the best interests of the Issuer, which determination shall be conclusive. Whenever the Exchange Rate is increased pursuant to the preceding sentence, the Issuer shall give notice of the increase to the Holders in the manner provided in Section 13.02, with a copy to the Trustee and Exchange Agent, at least fifteen days prior to the date the increased Exchange Rate takes effect, and such notice shall state the increased Exchange Rate and the period during which it will be in effect.

Section 12.07. Make-Whole Adjustment. If a transaction described in clause (b) of the definition of Change of Control occurs prior to June 15, 2011 pursuant to which a holder elects to exchange its Debentures, the Issuer will increase the applicable Exchange Rate for the Debentures surrendered for exchange by a number of additional shares of Common Stock (the “Additional Shares”) in accordance with this Section 12.07.

The number of Additional Shares will be determined by reference to the table below, based on the date on which the transaction described in clause (b) of the definition of Change of Control becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid per share of Common Stock in such transaction. If the holders of Common Stock receive only cash in the Change of Control transaction, the Stock Price shall be the cash amount paid per share of Common Stock. Otherwise, the Stock Price shall be the average of the Sale Prices of Common Stock on the ten Trading Days up to but not including the Effective Date.

The Stock Prices set forth in the first row of the table below shall be adjusted as of any date on which the Exchange Rate of the Debentures is adjusted in accordance with Section 12.06 hereof. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Exchange Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Exchange Rate as so adjusted. The number of Additional Shares shall be adjusted in the same manner and for the same events as the Exchange Rate as set forth in Section 12.06 hereof.

The following table sets forth the Stock Price and number of Additional Shares to be received per $1,000 principal amount of Debentures:

Fundamental Change Effective Date	Stock Price
	$14.93	$20.00	$25.00	$30.00	$35.00	$40.00	$45.00	$50.00	$60.00	$70.00	$80.00	$90.00	$100.00
June 6, 2006	10.2	7.0	5.4	4.4	3.7	3.2	2.8	2.5	2.1	1.8	1.6	1.4	1.3
June 15, 2007	10.2	6.8	5.1	4.1	3.5	3.0	2.7	2.4	2.0	1.7	1.5	1.3	1.2
June 15, 2008	10.2	6.5	4.8	3.9	3.3	2.8	2.5	2.2	1.8	1.6	1.4	1.2	1.1
June 15, 2009	10.2	6.2	4.5	3.6	3.0	2.6	2.3	2.0	1.7	1.4	1.2	1.1	1.0
June 15, 2010	10.2	5.8	4.1	3.2	2.7	2.3	2.0	1.8	1.5	1.3	1.1	1.0	0.9
June 15, 2011	10.2	5.4	3.7	2.8	2.3	2.0	1.7	1.5	1.3	1.1	1.0	0.8	0.8
June 15, 2012	10.2	4.8	3.2	2.4	1.9	1.6	1.4	1.3	1.0	0.9	0.8	0.7	0.6
June 15, 2013	10.2	4.2	2.5	1.8	1.4	1.2	1.1	0.9	0.8	0.7	0.6	0.5	0.5
June 15, 2014	10.2	3.4	1.7	1.1	0.9	0.8	0.7	0.6	0.5	0.4	0.4	0.3	0.3
June 15, 2015	10.2	2.1	0.7	0.4	0.3	0.3	0.2	0.2	0.2	0.1	0.1	0.1	0.1
June 15, 2016	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0

The exact Stock Price and Effective Dates may not be set forth on the table, in which case:

(i) if the Stock Price is between two Stock Price amounts on the table or the Effective Date is between two dates on the table, the number of Additional Shares will be determined by straight-line interpolation between the number of Additional Shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year;

(ii) if the Stock Price equal to or greater than $100.00 per share (subject to adjustment), shares of Common Stock will be issued in an amount reflected in the last column on the table above; and

(iii) if the Stock Price is less than $14.93 per share (subject to adjustment), no Additional Shares will be issued upon exchange.

Notwithstanding the foregoing, in no event shall the total number of shares of Common Stock issuable upon exchange for a Debenture exceed 66.9621 per $1,000 principal amount of Debentures, subject to adjustments in the same manner as the Exchange Rate as set forth in Section 12.06.

Section 12.08. Notice of Adjustment in Exchange Rate. Whenever the Exchange Rate is adjusted pursuant to Section 12.06 or 12.07:

(a) the Issuer shall compute the adjusted Exchange Rate in accordance with Section 12.06 or 12.07 and shall prepare an Officer’s Certificate setting forth (A) the adjusted Exchange Rate, (B) the clause of Section 12.06 or 12.07 pursuant to which such adjustment has been made, showing in reasonable detail the facts upon which such adjustment is based, (C) the calculation of such adjustment and (D) the date as of which such adjustment is effective, and such certificate shall promptly be filed with the Trustee and with each Exchange Agent; and

(b) upon each such adjustment, a notice stating that the Exchange Rate has been adjusted and setting forth the adjusted Exchange Rate shall be required, and as soon as practicable after it is required, such notice shall be provided by the Issuer to all Holders of record of the Debentures in accordance with Section 12.13.

Unless and until a Responsible Officer of the Trustee shall have received an Officer’s Certificate in accordance with this Section 12.08, the Trustee shall not be deemed to have knowledge of any adjustment of the Exchange Rate and may assume that the last Exchange Rate of which it has knowledge is still in effect.

Neither the Trustee nor any Exchange Agent shall be under any duty or responsibility with respect to any such certificate or the information and calculations contained therein, except to exhibit the same to any holder of Debentures desiring inspection thereof at its office during normal business hours.

Section 12.09. Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur, namely (i) any recapitalization, reclassification or other similar change in the outstanding shares of Common Stock (other than changes resulting from a subdivision or combination), (ii) any consolidation, merger or combination of Spansion Inc. with another Person as a result of which holders of the Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) or any combination thereof with respect to or in exchange for such Common Stock, (iii) Spansion Inc. is a party to a binding share exchange, or (iv) any sale or other conveyance of all or substantially all of the properties and assets of Spansion Inc. and its Subsidiaries on a consolidated basis any other Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) or any combination thereof with respect to or in exchange for such Common Stock, then Spansion Inc. or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture providing that each Debenture shall be exchangeable for the type and amount of shares of stock, other securities or other property or assets (including cash) or any combination thereof receivable upon such recapitalization, reclassification, change, consolidation, merger, combination, binding share exchange, sale or conveyance by a holder of a number of shares of Common Stock issuable upon exchange for such Debentures (assuming, for such purposes, a sufficient number of authorized shares of Common Stock are available to exchange all such Debentures) immediately prior to such reclassification, change, consolidation, merger, combination, binding share exchange, sale or conveyance. In the event holders of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, Spansion Inc. will make adequate provision whereby the Holders of Debentures shall have a reasonable opportunity to determine the form of consideration in which the Debentures shall be exchangeable from and after the effective date of such transaction, in each case for purposes of all outstanding Debentures, treated as a single class. Spansion Inc. agrees not to become a party to any such transaction unless the terms of the transaction are consistent with the foregoing. Such supplemental indenture shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 12.

The Issuer shall cause notice of the execution of such supplemental indenture to be mailed to each holder of Debentures, at its address appearing on the Register provided for in Section 2.04 of this Indenture, within twenty days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

The above provisions of this Section shall similarly apply to successive recapitalizations, reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

Interest will not accrue on any cash into which the Debentures are exchangeable.

Section 12.10. Taxes on Shares Issued. The issue of stock certificates on exchange for Debentures shall be made without charge to the Holder thereof for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof. The Issuer shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Debenture exchanged, and the Issuer shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Issuer the amount of such tax or shall have established to the satisfaction of the Issuer that such tax has been paid.

Section 12.11. Reservation of Shares, Shares; Listing and Compliance. Spansion Inc. shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the exchange for Debentures from time to time as such Debentures are presented for exchange.

Before taking any action which would cause an adjustment increasing the Exchange Rate to an amount that would cause the Exchange Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon exchange for the Debentures, Spansion Inc. will take all corporate action which may, in the opinion of its counsel, be necessary in order that Spansion Inc. may validly and legally issue shares of such Common Stock at such adjusted Exchange Rate.

Spansion Inc. covenants that all shares of Common Stock which may be issued upon exchange for Debentures will upon issue be fully paid and non-assessable by Spansion Inc. and free from all taxes, liens and charges with respect to the issue by Spansion Inc. thereof, except as set forth in Section 12.10.

Spansion Inc. covenants that, if any shares of Common Stock to be provided for the purpose of exchange for Debentures hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon exchange, Spansion Inc. will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.

Spansion Inc. further covenants that, if at any time the Common Stock shall be listed on the Nasdaq National Market or any other national securities exchange or automated quotation system, Spansion Inc. will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon exchange for the Debentures.

Section 12.12. Responsibility of Trustee. The Trustee and any other Exchange Agent shall not at any time be under any duty or responsibility to any Holder of Debentures to determine the Exchange Rate or whether any facts exist which may require any adjustment of the Exchange Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Exchange Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the exchange for any Debenture; and the Trustee and any other Exchange Agent make no representations with respect thereto. Neither the Trustee nor any Exchange Agent shall be responsible for any failure of the Issuer or Spansion Inc. to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Debenture for the purpose of exchange or to comply with any of the duties, responsibilities or covenants of the Issuer and Spansion Inc. contained in this Article 12. Without limiting the generality of the foregoing, neither the Trustee nor any Exchange Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 12.09 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by holders of Debentures upon the exchange for their Debentures after any event referred to in such Section 12.09 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Issuer shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 12.13. Notice to Holders. In case:

(a) Spansion Inc. shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Exchange Rate pursuant to Section 12.06; or

(b) Spansion Inc. shall authorize the granting to the holders of all or substantially all of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

(c) of any reclassification or reorganization of the Common Stock (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which Spansion Inc. is a party and for which approval of any stockholders of Spansion Inc. is required, or of the sale or transfer of all or substantially all of the assets of Spansion Inc. ; or

(d) of the voluntary or involuntary dissolution, liquidation or winding up of the Issuer or Spansion Inc., the Issuer shall cause to be filed with the Trustee and to be mailed to each Holder of Debentures at such Holder’s address appearing on the Register provided for in Section 2.16 of this Indenture, as promptly as possible but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, authorization, grant, reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

ARTICLE 13

MISCELLANEOUS

Section 13.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

The provisions of TIA §§ 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

Section 13.02. Notices. Except for notice or communications to Holders, any notice or communication shall be given in writing and when received if delivered in person, when receipt is acknowledged if sent by facsimile, on the next Business Day if timely delivered by a nationally recognized courier service that guarantees overnight delivery or upon receipt if mailed by first-class mail, postage prepaid, addressed as follows:

If to the Issuer or the Guarantors:

Spansion LLC

915 DeGuigne Drive

P.O. Box 3453

Sunnyvale, California 94088

Attn: Chief Financial Officer

With a copy to:

Latham & Watkins

140 Scott Drive

Menlo Park, California 94025

Fax: (650) 463-2600

Telephone: (650) 328-4600

Attn: Tad J. Freese

If to the Trustee, Registrar or Paying Agent:

Wells Fargo Bank, N.A.

707 Wilshire Blvd., 17th Floor

Los Angeles, CA 90017

Fax: (213) 614-3355

Telephone: (213) 614-2588

Attn: Maddy Hall

Such notices or communications shall be effective when received and shall be sufficiently given if so given within the time prescribed in this Indenture.

Notices or communications to a Guarantor will be deemed given if given to the Issuer.

The Issuer or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed to such Holder by first-class mail, postage prepaid, at such Holder’s address shown on the Register.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication to a Holder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

Section 13.03. Communications by Holders with Other Holders. Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Debentures. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 13.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take any action under this Indenture (except for the issuance of Debentures on the Issue Date), the Issuer shall furnish to the Trustee: (i) an Officers’ Certificate (which shall include the statements set forth in Section 13.05 below) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and (ii) an Opinion of Counsel (which shall include the statements set forth in Section 13.05 below) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 13.05. Statements Required in Certificate and Opinion. Each certificate (other than certificates provided pursuant to Section 4.06) and opinion with respect to compliance by or on behalf of the Issuer with a condition or covenant provided for in this Indenture shall include: (a) a statement that the Person delivering such certificate or opinion has read such covenant or condition; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (c) a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and (d) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

Section 13.06. Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or meetings of Holders. The Registrar and Paying Agent may make reasonable rules for their functions.

Section 13.07. Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday or other day on which (i) commercial banks in the City of New York are authorized or required by law to close or (ii) the New York Stock Exchange is not open for trading. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 13.08. Governing Law. This Indenture, the Debenture Guarantees and the Debentures are governed by the internal laws of the State of New York without reference to principles of conflicts of law.

Section 13.09. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Issuer or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

Section 13.10. Successors. All agreements of the Issuer or any Guarantors in this Indenture and the Debentures shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successor.

Section 13.11. Multiple Counterparts. The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

Section 13.12. Separability. Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.13. Table of Contents, Headings, Etc. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

SPANSION LLC

By:	SPANSION INC., its managing member

By:	/s/ Dario Sacomani
Name:	Dario Sacomani
Title:	Executive Vice President and Chief Financial Officer

SPANSION INC.

By:	/s/ Dario Sacomani
Name:	Dario Sacomani
Title:	Executive Vice President and Chief Financial Officer

SPANSION TECHNOLOGY INC.

By:	/s/ Bertrand F. Cambou
Name:	Bertrand F. Cambou
Title:	President and Chief Executive Officer

WELLS FARGO BANK, N.A., as Trustee

By:	/s/ Maddy Hall
Name:	Maddy Hall
Title:	Assistant Vice President

EXHIBIT A

[DTC Legend—Include only for Global Debentures:]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE “DEPOSITARY”, WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE CERTIFICATES) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[Restricted Legend—Include only for Debentures that are Restricted Securities]

[THE DEBENTURE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER: (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT); (2) AGREES THAT IT WILL NOT, PRIOR TO EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE DEBENTURE EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), RESELL OR OTHERWISE TRANSFER THIS DEBENTURE OR THE COMMON STOCK ISSUABLE UPON EXCHANGE FOR THIS DEBENTURE EXCEPT (A) TO SPANSION INC., OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); (3) PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(D) ABOVE), IT WILL FURNISH TO WELLS FARGO BANK, N.A., AS TRUSTEE (OR A SUCCESSOR TRUSTEE,

AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS DEBENTURE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS DEBENTURE PURSUANT TO CLAUSE 2(C) OR CLAUSE 2(D) ABOVE OR UPON ANY TRANSFER OF THIS DEBENTURE AFTER THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS DEBENTURE IN VIOLATION OF THE FOREGOING RESTRICTION.]

SPANSION LLC

2.25% EXCHANGEABLE SENIOR SUBORDINATED DEBENTURE DUE 2016

CUSIP: 84649RAA9

No.	$

SPANSION LLC, a Delaware limited liability company, as issuer (the “Issuer”), for value received, promises to CEDE & CO. or registered assigns the principal sum of $                     on June 15, 2016.

Interest Payment Dates: June 15 and December 15

Record Dates: June 1 and December 1

Reference is made to the further provisions of this Debenture contained herein, which will for all purposes have the same effect set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this Debenture to be signed manually or by facsimile by one of its duly authorized officers.

SPANSION LLC, as Issuer

By:
Name:
Title:

Certificate of Authentication

This is one of the 2.25% Exchangeable Senior Subordinated Debentures Due 2016 referred to in the within-mentioned Indenture.

WELLS FARGO BANK, N.A., as Trustee

By:
Authorized Officer

[FORM OF REVERSE OF DEBENTURE]

SPANSION LLC

2.25% EXCHANGEABLE SENIOR SUBORDINATED DEBENTURE DUE 2016

1. Interest. SPANSION LLC, a Delaware limited liability company, as issuer (the “Issuer”), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate of 2.25% per annum. Interest hereon will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid or, if no interest has been paid, from and including June 12, 2006 to but excluding the date on which interest is paid. Interest shall be payable semi-annually in arrears on each June 15 and December 15, commencing December 15, 2006.1 Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2. Method of Payment. The Issuer will pay interest hereon to the Persons who are registered Holders at the close of business on June 1 or December 1 immediately preceding the Interest Payment Date (whether or not a Business Day). Holders must surrender Debentures to a Paying Agent to collect principal payments. The Issuer will pay to the Paying Agent principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debt; provided that if a Holder of at least $5,000,000 aggregate principal amount of Debentures has given wire transfer instructions to the Issuer no later than 15 days immediately preceding the relevant due date for payment (or such date as the Trustee may accept in its discretion), the Issuer will pay, or cause to be paid by the Paying Agent, all principal and interest on the Holder’s Debentures in accordance with those instructions. Other payments on the Debentures will be made by check mailed to the Holders at their address set forth in the register of Holders.

3. Paying Agent and Registrar. Initially, Wells Fargo Bank, N.A. (the “Trustee”), will act as a Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to the Holders. The Issuer may act as Paying Agent or Registrar.

4. Indenture. The Issuer issued the Debentures under an Indenture dated as of June 12, 2006 (the “Indenture”), among the Issuer, Spansion Inc., a

[1]	With respect to Additional Debentures, Interest will accrue from and including the most recent date to which interest has been paid if no interest has been paid, from and including the date such Additional Debentures are issued.

Delaware corporation, Spansion Technology Inc., a Delaware corporation, and the Trustee. This is one of an issue of Debentures of the Issuer issued, or to be issued, under the Indenture. The terms of the Debentures include those stated in the Indenture those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as amended from time to time. The Debentures are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. Each Holder of a Debenture agrees to and shall be bound by such provisions. Capitalized and certain other terms herein and not otherwise defined have the meanings set forth in the Indenture.

5. Subordination. This Debenture is subordinated as set forth in the Indenture to all obligations in respect of Senior Indebtedness.

6. Redemption.

The Debentures are not redeemable prior to the Maturity Date.

7. Repurchase Upon Fundamental Change.

If a Fundamental Change occurs at any time prior to maturity of the Debentures, the holder of this Debenture may require the Issuer to repurchase this Debenture in whole multiples of $1,000 at a repurchase price equal to 100% of the principal amount of debentures being repurchased, together with accrued and unpaid interest to but excluding the Fundamental Change Repurchase Date, as provided in Section 3.02 of the Indenture. To exercise such right, a holder shall deliver to the Trustee (or other Paying Agent appointed by the Issuer) the form entitled “Fundamental Change Repurchase Notice” attached hereto duly completed together with the Debenture, duly endorsed for transfer, during the period beginning at any time from the opening of business (New York City time) on the date the Fundamental Change Company Notice is mailed until the close of business (New York City time) on such Fundamental Change Repurchase Date as set forth in Section 3.02 of the Indenture; provided that if such Fundamental Change Repurchase Date falls after a Record Date for the payment of interest and on or prior to the corresponding Interest Payment Date, then the interest payable on such Interest Payment Date shall be paid to the holders of record of the Debentures on the applicable Record Date.

Holders have the right to withdraw any Fundamental Change Repurchase Notice by delivering to the Trustee (or other Paying Agent appointed by the Issuer) a written notice of withdrawal prior to the close of business on the Fundamental Change Repurchase Date as provided in the Indenture.

8. Exchange Rights.

A Holder may not exchange any Debenture prior to January 6, 2007. Subject to and upon compliance with the provisions of the Indenture, at any time on or after January 6, 2007 and prior to the close of business on the Business Day prior to the Maturity Date, a Holder of any Debenture shall have the right at such Holder’s option, to exchange the principal amount of the Debenture, or any portion of such principal amount which is a multiple of $1,000, into 56.7621 shares of Class A Common Stock of Spansion Inc. (the “Exchange Rate”), subject to adjustment as provided in the Indenture. In no event will the aggregate number of shares of Common Stock per $1,000 principal amount of Debentures exceed 142.3848 shares of Common Stock per $1,000 principal amount of Debentures (the “Aggregate Share Cap”). The Company may choose to deliver, in lieu of shares of Common Stock, cash or a combination of cash and shares of Common Stock as provided in the Indenture.

At any time prior to the Maturity Date, the Issuer may irrevocably elect, in its sole discretion without the consent of the Holders of the Debentures, by notice to the Trustee and the Holders of the Debentures, to satisfy in cash up to 100% of the principal amount of the Debentures exchanged, with any remaining amount to be satisfied in cash or Common Stock or a combination of cash and Common Stock (the “Irrevocable Election”); provided that the Irrevocable Election will only have effect commencing in the fiscal quarter succeeding the fiscal quarter in which the Irrevocable Election was made. If the Issuer makes an Irrevocable Election, Holders of Debentures may exchange their Debentures prior to the close of business on the Business Day prior to the Maturity Date at the Exchange Rate only upon the occurrence of certain events as provided in the Indenture.

9. Denominations, Transfer, Exchange. The Debentures are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Debentures in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and required by law or permitted by the Indenture. The Registrar shall not be required to exchange or register a transfer of any Debenture for a period of 15 days immediately preceding the Fundamental Change Repurchase Date.

10. Persons Deemed Owners. The registered Holder of this Debenture may be treated as the owner of this Debenture for all purposes.

11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Issuer at its written request. After that, Holders entitled to the money must look to the Issuer for payment as general creditors unless an “abandoned property” law designates another Person.

12. Amendment, Supplement, Waiver, Etc. The Issuer and the Trustee (if a party thereto) may, without the consent of Holders of any outstanding Debentures, amend, waive or supplement the Indenture or the Debentures for certain specified purposes, including, among other things, curing ambiguities, omissions, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, providing for the assumption by a successor to the Issuer of its obligations under the Indenture and making any change that does not adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Debentures may be made by the Issuer and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Debentures, subject to certain exceptions requiring the consent of all Holders of the particular Debentures to be affected.

13. Successor Obligor. When a successor assumes all the obligations of its predecessor under the Debentures and Indenture and the transaction complies with the terms of Article 5 of the Indenture, the predecessor will, except as provided in Article 5, be released from those obligations.

14. Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in Section 6.01(viii) or 6.01(ix) of the Indenture) occurs and is continuing, the Trustee or the registered Holders of not less than 25% of the principal amount of the then outstanding, may, and the Trustee at the written request of such Holders shall, declare due and payable, if not already and payable, the principal of and any accrued and unpaid interest on all of the Debentures by notice in writing to the Issuer or the Guarantors and Trustee specifying the applicable Event of Default and that it is a “notice of acceleration,” and the same shall become due and payable on the terms set forth in the Indenture. If an Event of Default specified in Section 6.01(viii) and 6.01(ix) of the Indenture occurs then the principal of and any accrued and unpaid interest on all of the Debentures shall immediately become due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the except as provided in the Indenture. The Trustee may require indemnification satisfactory to it before it enforces the Indenture or the Debentures. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Debentures may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal of, or interest on, the Debentures) if it determines that withholding notice is in their best interests.

15. Trustee Dealings with the Issuer. Subject to certain limitations imposed by the Trust Indenture Act, the Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, may otherwise deal with the Issuer or its Affiliates, as if it were not Trustee.

16. No Recourse Against Others. No past, present or future director, officer, employee, member or stockholder of the Issuer, as such, shall have any liability for any obligations of the Issuer under the Debentures, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Debentures by accepting a Debenture waives and releases all such liabilities. The waiver and release are part of the consideration for issuance of the Debentures.

17. Discharge. The Issuer’s obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Debentures or upon the irrevocable deposit the Trustee of United States dollars or U.S. Government Obligations sufficient to pay when due principal of and interest on Debentures to maturity or redemption, as the case may be.

18. Registration Rights Agreement. In addition to the rights provided to Holders of Debentures under the Indenture, Holders shall have all the rights set forth in the Registration Rights Agreement dated as of June 12, 2006 among Spansion Inc., the Issuer and the Initial Purchasers named therein (the “Registration Rights Agreement”).

19. Authentication. This Debenture shall not be valid until the Trustee signs the certificate of authentication on the other side of the Debenture.

20. Governing Law. THIS DEBENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. The Trustee and the Issuer agree to submit to the jurisdiction of the courts of the State of New York action or proceeding arising out of or relating to the Indenture or the Debentures.

21. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be to:

Spansion LLC

915 DeGuigne Drive

P.O. Box 3453

Sunnyvale, California 94088

Fax: (408) 774-7443

Telephone: (408) 749-4000

Attn: General Counsel

With a copy to:

Latham & Watkins

140 Scott Drive

Menlo Park, California 94025

Fax: (650) 463-2600

Telephone: (650) 328-4600

Attn: Tad J. Freese

EXCHANGE NOTICE

TO:	SPANSION LLC

WELLS FARGO BANK, N.A.

The undersigned registered owner of this Debenture hereby irrevocably exercises the option to exchange this Debenture, or the portion thereof (which is $1,000 or a multiple thereof) below designated, into shares of Class A Common Stock, par value $0.001 per share, of Spansion Inc. and/or cash in accordance with the terms of the Indenture referred to in this Debenture, and directs that the shares issuable and deliverable upon such exchange and/or cash payable upon such exchange, together with any check in payment for fractional shares and any Debentures representing any unexchanged principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If shares or any portion of this Debenture not exchanged are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Debenture.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

Fill in the registration of shares of Common Stock if to be issued, and/or cash to be delivered and Debentures if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)

Please print name and address

Principal amount to be converted
(if less than all):

$

Social Security or Other Taxpayer
Identification Number:

FUNDAMENTAL CHANGE REPURCHASE NOTICE

TO:	SPANSION LLC

WELLS FARGO BANK, N.A.

The undersigned registered owner of this Debenture hereby irrevocably acknowledges receipt of a notice from Spansion LLC (the “Company”) regarding the right of holders to elect to require the Issuer to repurchase the Debentures and requests and instructs the Issuer to repay the entire principal amount of this Debenture, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued and unpaid interest thereon, to but excluding, the Fundamental Change Repurchase Date to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Debentures shall be repurchased by the Issuer as of the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Indenture.

Dated:

Signature(s)

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.

Principal amount to be redeemed (if less than all):

Debenture Certificate Number

Social Security / Taxpayer ID No.

ASSIGNMENT

For value received                                          hereby sell(s) assign(s) and transfer(s) unto                                                               (Please insert social security or other Taxpayer Identification Number of assignee) the within Debenture, and hereby irrevocably constitutes and appoints                                                           attorney to transfer said Debenture on the books of the Issuer, with full power of substitution in the premises.

In connection with any transfer of the Debenture prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the undersigned confirms that such Debenture is being transferred:

☐	To Spansion Inc. or a subsidiary thereof; or

☐	To a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended, and certification in the form of Exhibit B to the Indenture is being furnished herewith; or

☐	Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended; or

☐	Pursuant to a Registration Statement which has been declared effective under the Securities Act of 1933, as amended, and which continues to be effective at the time of transfer;

and unless the Debenture has been transferred to Spansion Inc. or a subsidiary thereof, the undersigned confirms that such Debenture is not being transferred to an “affiliate” of the Issuer as defined in Rule 144 under the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Debentures evidenced by this certificate in the name of any person other than the registered holder thereof.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, al in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

NOTICE: The signature on the Exchange Notice, the Fundamental Change Redemption Notice or the Assignment must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.